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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

SCBT FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SCBT FINANCIAL CORPORATION
520 Gervais Street
Columbia, South Carolina 29201

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held April 23, 2013

TO THE SHAREHOLDERS:

        Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of SCBT Financial Corporation, a South Carolina corporation (the "Company"), will be held at the Company's headquarters in the Orangeburg Conference Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m., on April 23, 2013, for the following purposes:

  (1)
  To elect five directors of the Company to serve three-year terms, one director of the Company to serve a two-year term, and one director of the Company to serve a one-year term (Board of Directors unanimously recommends that you vote "FOR" this proposal);

  (2)
  To ratify the appointment of Dixon Hughes Goodman LLP, Certified Public Accountants, as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013 (Board of Directors unanimously recommends that you vote "FOR" this proposal); and

  (3)
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Only record holders of Common Stock of the Company at the close of business on February 28, 2013, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        You are cordially invited and urged to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, you are requested to promptly vote by telephone, internet, or by mail on the proposals presented, following the instructions on the Proxy Card for whichever voting method you prefer. If you vote by mail, please complete, date, sign, and promptly return the enclosed proxy in the enclosed self-addressed, postage-paid envelope. If you need assistance in completing your proxy, please call the Company at 800-277-2175. If you are a record shareholder, attend the meeting, and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked by a record shareholder at any time before it is exercised.

                      By Order of the Board of Directors

                      Renee R. Brooks
                      Secretary

Columbia, South Carolina
March 4, 2013

 SCBT FINANCIAL CORPORATION
520 Gervais Street
Columbia, South Carolina 29201

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
to be Held April 23, 2013

        This Proxy Statement is furnished to shareholders of SCBT Financial Corporation, a South Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held at the Company's headquarters in the Orangeburg Conference Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m., on April 23, 2013 or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Directions to the Company's headquarters may be obtained by contacting Keith Rainwater at 803-231-3539.

        Solicitation of proxies may be made in person or by mail, telephone or other means by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the common stock, par value $2.50 per share (the "Common Stock"), of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about March 7, 2013.

        The Company has its principal executive offices at 520 Gervais Street, Columbia, South Carolina 29201. The Company's mailing address is P.O. Box 1030, Columbia, South Carolina 29202, and its telephone number is 800-277-2175.

ANNUAL REPORT

        The Annual Report to Shareholders (which includes the Company's Annual Report on Form 10-K containing, among other things, the Company's fiscal year ended December 31, 2012 financial statements) accompanies this proxy statement. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

REVOCATION OF PROXY

        Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to SCBT Financial Corporation, P.O. Box 1030, Columbia, South Carolina 29202, Attention: Renee R. Brooks. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

QUORUM AND VOTING

        The Company's only voting security is its Common Stock, each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting. At the close of business on February 28, 2013 (the "Record Date"), the Company had issued and outstanding 17,008,389 shares of Common Stock, which were held of record by approximately 4,100 persons and held of record or beneficially by approximately 7,300 persons. Only shareholders of record at the close of business on the

Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares of the Common Stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

        The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers who are the record owners of shares but who lack the power to vote such shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time until a quorum is present or represented. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the meeting, is required to be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned meeting will be given in accordance with the Company's Bylaws. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or other means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the meeting.

        Provided a quorum is established at the meeting, directors will be elected by a majority of the votes cast at the Annual Meeting. Shareholders of the Company do not have cumulative voting rights.

        All other matters to be considered and acted upon at the Annual Meeting, including the proposal to ratify the appointment of Dixon Hughes Goodman LLP, Certified Public Accountants, as independent registered public accounting firm, require that the number of shares of Common Stock voted in favor of the matter exceed the number of shares of Common Stock voted against the matter, provided a quorum has been established. Abstentions, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of such matters.

        If you hold your shares of common stock in street name, it is critical that you cast your vote if you want it to count in the election of director nominees. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they deemed appropriate. Changes in regulations in recent years have eliminated the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Therefore, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 23, 2013

        This Proxy Statement and the Company's 2012 Annual Report to Shareholders (which includes its 2012 Annual Report on Form 10-K) are available at http://www.envisionreports.com/SCBT.

 ACTIONS TO BE TAKEN BY THE PROXIES

        Each proxy, unless the shareholder otherwise specifies therein, will be voted according to the recommendations of the Board of Directors as follows:

Proposal One:	FOR the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; and
Proposal Two:	FOR the ratification of the appointment of Dixon Hughes Goodman LLP as independent registered public accounting firm for the fiscal year ending December 31, 2013; and

        In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his or her specifications. As to any other matter of business that may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same. However, the Board of Directors does not know of any such other business.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

        Any shareholder of the Company desiring to include a proposal in the Company's 2014 proxy materials for action at the 2014 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Company no later than November 15, 2013 if such proposal is to be considered for inclusion in the 2014 proxy materials. Only proper proposals that are timely received will be included in the Company's 2014 Proxy Statement and Proxy. In addition, a shareholder who desires to nominate a person for election to the Board of Directors of the Company or to make any other proposal for consideration by shareholders at a shareholders' meeting must deliver notice of such proposed action to the secretary of the Company no less than 45 days before such meeting. For a nominee for director, such notice should be addressed to the Governance Committee of the Company at P.O. Box 1030, Columbia, South Carolina 29202. The recommendation must set forth the name and address of the shareholder or shareholder group making the nomination; the name of the nominee; his or her address; the number of shares of Company stock owned by the nominee; any arrangements or understandings regarding nomination; the five-year business experience of the recommended candidate; legal proceedings within the last five years involving the candidate; a description of transactions between the candidate and the Company valued in excess of $120,000 and other types of business relationships with the Company; a description of any relationships or agreements between the recommending shareholder or group and the candidate regarding nomination; a description of known relationships between the candidate and the Company's competitors, customers, business partners or other persons who have a business relationship with the Company; and a statement of the recommended candidate's qualifications for Board membership. For any other shareholder proposal, such notice must set forth the name and address of the shareholder making the proposal and the text of the resolution to be voted on.

        The Company does not have a formal process by which shareholders may communicate with the Board of Directors. Historically, however, the chairman of the Board or the Governance Committee has undertaken responsibility for responding to questions and concerns expressed by shareholders. In the view of the Board of Directors, this approach has been sufficient to ensure that questions and concerns raised by shareholders are adequately addressed. Any shareholder desiring to communicate with the Board may do so by writing to the Secretary of the Company at P.O. Box 1030, Columbia, South Carolina 29202.

 BENEFICIAL OWNERSHIP OF CERTAIN PARTIES

        The following table sets forth the number and percentage of outstanding shares that exceed 5% beneficial ownership (determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934) by any single person or group, as known by the Company:

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Shares Outstanding
Common Stock	BlackRock, Inc.	927,466	5.48%
	40 East 52nd Street, New York, NY 10022

(1)
Beneficial ownership of BlackRock, Inc. is based on its Schedule 13G filed with the U.S. Securities and Exchange Commission ("SEC") on February 11, 2013. BlackRock, Inc. reported that it has shared power to vote or to direct the vote of 927,466 shares of Common Stock and shared power to dispose or direct the disposition of 927,466 shares of Common Stock.

 BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth, as of February 28, 2013, the number and percentage of outstanding shares of Common Stock beneficially owned by (i) each director and nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table, and (iii) all executive officers and directors of the Company as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Common Shares Beneficially Owned(1)	Common Shares Subject to a Right to Acquire(2)	Percent of Shares Outstanding
Jimmy E. Addison(6)	8,311	500	0.1%
Luther J. Battiste, III(6)	7,664	2,211	0.1%
Renee R. Brooks(4)(6)	11,503	—	0.1%
Joseph E. Burns(4)(5)(6)	40,932	24,659	0.4%
Robert H. Demere, Jr.(5)(6)	87,768	—	0.5%
M. Oswald Fogle(6)	32,493	2,321	0.2%
Herbert G. Gray(6)(7)	9,957	—	0.1%
Cynthia A. Hartley(6)	3,111	—	0.0%
Robert R. Hill, Jr.(4)(6)	104,696	56,704	0.9%
Robert R. Horger(3)(4)(6)	66,065	29,518	0.6%
Harry M. Mims, Jr.(6)	44,014	2,487	0.3%
Ralph W. Norman, Jr.(6)	14,068	1,550	0.1%
Alton C. Phillips(6)	22,821	—	0.1%
John C. Pollok(3)(4)(6)	65,025	37,002	0.6%
James W. Roquemore(3)(5)(6)	38,546	2,377	0.2%
Thomas E. Suggs(6)	10,576	2,377	0.1%
Kevin P. Walker(6)	6,085	—	0.0%
John W. Williamson, III(6)	76,216	2,211	0.5%
John F. Windley(4)(6)	25,050	23,136	0.3%
All directors and executive officers as a group (23 persons)(4)(6)	708,551	200,136	5.3%

(1)
As reported to the Company by the directors, nominees and executive officers.

(2)
Based on the number of shares of Common Stock acquirable by directors and executive officers through vested stock options within 60 days of the Record Date of February 28, 2013.

(3)
Excludes shares of Common Stock owned by or for the benefit of family members of the following directors and executive officers, each of whom disclaims beneficial ownership of such shares: Mr. Pollok, 662 shares, Mr. Horger, 377 shares, and Mr. Roquemore, 5,037 shares; and all directors and executive officers as a group, 6,063 shares.

(4)
Includes shares of Common Stock held as of December 31, 2012 by the Company under the Company's 401(K) Employee Savings Plan, as follows: Mrs. Brooks, 2,618 shares; Mr. Burns, 3,721 shares; Mr. Hill, 10,485 shares; Mr. Horger, 1,736 shares; Mr. Pollok, 6,373 shares; Mr. Windley, 2,081 shares; and all directors and executive officers as a group, 31,840 shares.

(5)
For Mr. Demere, includes 52,257 shares of Common Stock owned by Colonial Group, Inc., of which Mr. Demere is President and Chief Executive Officer. For Mr. Roquemore, includes 9,426 shares owned by Patten Seed Company, of which Mr. Roquemore is a 29% owner and management affiliate. For Mr. Burns, includes 2,137 shares owned by J.E. Burns Holdings, Inc., of which Mr. Burns is an 86% owner and has the ability to direct the voting and disposition of the shares.

(6)
Includes unvested shares of restricted stock, as to which the executive officers and directors have full voting privileges. The shares are as follows: Mrs. Brooks, 8,418 shares; Mr. Burns, 20,322 shares; Mr. Hill, 49,766 shares; Mr. Horger, 5,886 shares; Mr. Pollok, 38,042 shares; Mr. Windley, 11,713 shares; and all directors and executive officers as a group, 139,264 shares.

(7)
Mr. Gray owns twenty-five percent (25%) of the membership interest of a limited liability company that owns 99,999 shares of Company common stock. Mr. Gray is not the manager of the limited liability company. A majority vote of the membership interests of the limited liability company is required for the members to direct the voting or disposing of the shares of Company common stock held by the limited liability company. Accordingly, Mr. Gray disclaims beneficial ownership of the shares of Company common stock held by the limited liability company and such shares are not included in the shares beneficially owned by Mr. Gray.

ELECTION OF DIRECTORS

        The Articles of Incorporation of the Company provide for a maximum of twenty directors, to be divided into three classes with each director serving a three-year term, with the classes as equal in number as possible. The Board of Directors has currently established the number of directors at sixteen.

        PROPOSAL 1: Robert R. Horger, Jimmy E. Addison, Harry M. Mims Jr., James W. Roquemore, and John W. Williamson, III, all of whom currently are directors of the Company and whose terms expire at the Annual Meeting, have been nominated by the Board of Directors for re-election by the shareholders. If re-elected, Messrs. Horger, Addison, Roquemore, and Williamson will serve as directors of the Company for a three-year term, expiring at the 2016 Annual Meeting of Shareholders of the Company and Mr. Mims will serve as director of the Company for a one-year term, expiring at the 2014 Annual Shareholders Meeting of the Company. Under the Company's Bylaws, if a director attains the age of 72 during his or her term of office, the director will serve only until the next shareholders' meeting after the director's 72nd birthday. Therefore, because Mr. Mims will reach the age of 72 in 2013, his term will expire at the 2014 Annual Shareholders Meeting.

        Robert H. Demere Jr. was appointed to the Board of Directors effective December 13, 2012. Under South Carolina law, Mr. Demere's term expires at the Annual Meeting, and we ask that you re-elect Mr. Demere to our Board of Directors. If re-elected, Mr. Demere will serve as a director of the Company for a three-year term, expiring at the 2016 Annual Shareholders Meeting of the Company.

        John C. Pollok was appointed to the Board of Directors effective October 25, 2012. Under South Carolina law, Mr. Pollok's term expires at the Annual Meeting, and we ask that you re-elect Mr. Pollok to our Board of Directors. If re-elected, Mr. Pollok will serve as a director of the Company for a two-year term, expiring at the 2015 Annual Shareholders Meeting of the Company.

        The Board unanimously recommends a vote FOR these nominees.

        The table below sets forth for each director his or her name, age, when first elected and current term expiration, business experience for at least the past five years, and the qualifications that led to the conclusion that the individual should serve as a director.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
Robert R. Horger Chairman SCBT Employee	62	1991	2013	•	Chairman of SCBT Financial Corporation and SCBT, since 1998. He also has served as Vice Chairman of SCBT Financial Corporation and SCBT, from 1994 to 1998. Mr. Horger has been an attorney with Horger, Barnwell and Reid in Orangeburg, South Carolina, since 1975. During his tenure as Chairman, Mr. Horger has developed knowledge of the Company's business, history, organization, and executive management which, together with his personal understanding of many of the markets that we serve, has enhanced his ability to lead the board through the current challenging economic climate. Mr. Horger's legal training and experience enhance his ability to understand the Company's regulatory framework.
Robert R. Hill, Jr. Chief Executive Officer SCBT Employee	46	1996	2014
					President and Chief Executive Officer of SCBT Financial Corporation since November 6, 2004. Prior to that time, Mr. Hill served as President and Chief Operating Officer of SCBT, from 1999 to November 6, 2004. Mr. Hill joined the Company in 1995. He was appointed to serve on the Federal Reserve Board of Directors in December 2010. Mr. Hill brings to the board an intimate understanding of the Company's business and organization, as well as substantial leadership ability, banking industry expertise, and management experience.
John C. Pollok Chief Financial Officer & Chief Operating Officer SCBT Employee	47	2012	2013	•
					Chief Financial Officer and Chief Operating Officer of SCBT Financial Corporation and SCBT since March 21, 2012. Mr. Pollok previously served as the Chief Operating Officer of SCBT Financial Corporation and SCBT from January 4, 2010 until March 21, 2012. Prior to that time, Mr. Pollok served as the Chief Financial Officer and Chief Operating Officer of SCBT Financial Corporation and SCBT from February 15, 2007 until January 3, 2010. Mr. Pollok brings to the board an overall institutional knowledge of the Company's business, banking industry, and leadership experience.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
Jimmy E. Addison	52	2007	2013	•	Chief Financial Officer of SCANA Corporation, the holding company of South Carolina Electric and Gas Company and other utility-related concerns, since 2006. He also serves as president of the board for the Business Partnership Foundation of the Moore School of Business at the University of South Carolina and the boards of South Carolina Future Minds and the South Carolina State Chamber of Commerce. Mr. Addison is also a licensed CPA and previously worked for an international accounting firm. His leadership experience, knowledge of financial reporting requirements of public companies, and business and personal ties to many of SCBT's market areas enhance his ability to contribute as a director.
Luther J. Battiste, III	63	2001	2014
					Managing shareholder of the firm Johnson, Toal and Battiste, P.A., Columbia, South Carolina and Orangeburg, South Carolina, since 2007, and an attorney with the firm since 1974. Mr. Battiste also holds leadership positions in a number of local, state, and national legal organizations, serves on the boards of several non-profit institutions, and has previously served as a local government official in one the Company's largest market areas. Mr. Battiste's extensive legal career, experience as a government official, and non-profit service give him a unique perspective on certain business, legal, and regulatory matters.
Robert H. Demere Jr.	64	2012	2013	•
					President, Chief Executive Officer and director of Colonial Group, Inc., a petroleum marketing company located in Savannah, Georgia. Mr. Demere has been employed by Colonial Group, Inc. since 1974. As President of Colonial Group, Inc., Mr. Demere has attained valuable experience in raising equity in the capital markets. Prior to working for Colonial, Mr. Demere worked as a stockbroker for Robinson-Humphrey Company. Mr. Demere has served on the board of directors of Savannah Bancorp Inc. since 1989. His business and personal experience in certain of the communities that SCBT serves also provides him with an appreciation of markets that we serve.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
M. Oswald Fogle	68	2001	2015		An Independent Industrial Consultant for manufacturing and warehousing facilities in Orangeburg, South Carolina. Currently Mr. Fogle consults for a number of companies in the eastern United States including serving on the board of Laminating Technologies which is an independent lamination company headquartered in Tiffin,Ohio. Mr. Fogle served as plant manager for Roseburg Forest Products Co. a company engaged in the lamination of boards and general warehousing from 2007 to 2011. Prior to that time, Mr. Fogle served as President and Chief Executive Officer of Decolam, Inc. from 1987 to 2007. As a result of his leadership experience, Mr. Fogle brings to the board useful knowledge of management, marketing, operations, and human resource issues. His business and personal experience in certain of the communities that the Bank serves provides him with a useful appreciation of markets that we serve.
Herbert G. Gray	48	2009	2015
					President and Chief Executive Officer of Grayco, a Beaufort-based company that primarily supplies building material and hardware for Beaufort and Jasper counties in South Carolina, since 2000. As the chief executive officer of a company, Mr. Gray has experience with management, marketing, operations, and human resource matters. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of markets that we serve. Moreover, his background and experience in the Beaufort market is useful to the board as the Bank continues to develop its business in the lowcountry of South Carolina.
Cynthia A. Hartley	64	2011	2015
					Cynthia A. Hartley retired in 2011 as Senior Vice President of Human Resources with Sonoco Products Company in Hartsville, SC. Mrs. Hartley serves as a member of the Board of Trustees for Coker College in Hartsville, SC. She also serves as a director on the Public Employee Benefit Authority for the State of South Carolina. Mrs. Hartley was first elected to the SCBT Financial Corporation Board in May of 2011. Her leadership experience, knowledge of human resource matters, and business and personal ties to many of the Bank's market areas enhance her ability to contribute as a director.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
Harry M. Mims, Jr.	71	1988	2013	•	President of J.F. Cleckley & Company, a company engaged in site development, since 1977. He is also the owner and general manager of Palmetto Lubricants. A company that distributes motor oils and lubricants for the low country. The company is 3 years old and is located in Orangeburg, SC. Over his 20 years of experience with the board, Mr. Mims has developed an understanding of the Company's business, history, organization, and executive management. Moreover, as the president of a development company, Mr. Mims has experience with strategic planning, management, marketing, operations, and human resource matters. His business and personal experience in certain of the communities that the Bank serves also provides him with a useful appreciation of markets that we serve.
Ralph W. Norman, Jr.	59	1996	2014
					President of Warren Norman Co., Inc., a real estate development firm, since 1990. Mr. Norman is also a member of the South Carolina House of Representatives. As the president of a company and an elected official, Mr. Norman has experience with strategic planning, management, marketing, operations, and human resource matters. His business, political, and personal experiences provide him with political insights and a useful appreciation of markets that we serve.
Alton C. Phillips	49	2007	2014
					President of Carolina Eastern, Inc., a Charleston-based company that markets and distributes fertilizers, chemicals, and seed, since 1988. As the president of a company, Mr. Phillips has experience with strategic planning, management, marketing, operations, and human resource matters. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of markets that we serve.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
James W. Roquemore	58	1994	2013	•	Chief Executive Officer of Patten Seed Company, Inc. of Lakeland, Georgia, and General Manager of Super-Sod/Carolina, a company that produces and markets turf, grass, sod and seed, since 1997. As the chief executive officer of a company, Mr. Roquemore has experience with management, marketing, operations, and human resource matters. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of markets that we serve. Moreover, during his tenure as a director he has developed knowledge of the Company's business, history, organization, and executive management which, together with the relationships that he has developed, enhance his leadership and consensus-building ability.
Thomas E. Suggs	63	2001	2015
					President and Chief Executive Officer of Keenan & Suggs, Inc., an insurance brokerage and consulting firm. Mr. Suggs has over 18 years of experience in the insurance industry and 29 years of banking experience. As the chief executive officer of a company, Mr. Suggs has experience with management, marketing, operations, and human resource matters, and his experience with the banking industry also provides him with certain insights. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of markets that we serve.
Kevin P. Walker	62	2010	2015
					Kevin P. Walker is a founding partner of GreerWalker, LLP in Charlotte, North Carolina. He is also a member of the American Institute of Certified Public Accountants, the North Carolina Association of Public Accountants, the Financial Consulting Group, the Association of Certified Fraud Examiners, and the American Arbitration Association Panel of Arbitrators. Mr. Walker was first elected to the SCBT Financial Corporation Board in October 2010. Mr. Walker's leadership experience, accounting knowledge and business and personal experience in certain of the Company's markets enhance his ability to contribute as a director.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
John W. Williamson, III	63	2001	2013	•	President of J.W. Williamson Ginnery, Inc., which is a partner in Carolina Eastern-Williamson Lynchburg Grain Company, since 1971. Also serves as Chairman of the Jackson Companies, which operate a camping resort, golf community, and commercial development group in Myrtle Beach, South Carolina. As the president of a company, Mr. Williamson has experience with management, marketing, operations, and human resource matters, and his real estate development experience also provides him with certain insights. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of markets that we serve.

FAMILY RELATIONSHIPS

        There are no family relationships among any of the directors and executive officers of the Company.

THE BOARD OF DIRECTORS AND COMMITTEES

        During 2012 the Board of Directors of the Company held nine meetings. All directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he or she served as a director, and (b) the total number of meetings held by all committees of the Board of Directors of the Company on which he or she served.

        There is no formal policy regarding attendance at annual shareholder meetings; however, such attendance has always been strongly encouraged. All of the directors attended the 2012 Annual Shareholders Meeting.

        The Board of Directors has adopted a Code of Ethics that is applicable to, among other persons, the Company's chief executive officer, chief financial officer, principal accounting officer and all managers reporting to these individuals who are responsible for accounting and financial reporting. The Code of Ethics is located on the Company's website at www.scbtonline.com under Investor Relations. We will disclose any future amendments to, or waivers from, provisions of these ethics policies and standards on our website promptly as practicable, as and to the extent required under NASDAQ Stock Market listing standards and applicable SEC rules.

        The Board of Directors of the Company maintains executive, audit, compensation, governance and wealth management and trust committees. The composition and frequency of meetings for these committees during 2012 were as follows:

Name	Independent Under NASDAQ Requirements	Executive (10 meetings)	Audit (11 meetings)	Compensation (7 meetings)	Governance (4 meetings)	Wealth Management and Trust (6 meetings)
Robert R. Horger	No	• Chair

Robert R. Hill, Jr.	No	•

John C. Pollok(2)	No

Jimmy E. Addison(1)	Yes	•		•	• Chair

Luther J. Battiste, III	Yes		•			•

Robert H. Demere Jr.(3)	Yes		•			•

M. Oswald Fogle	Yes		• Chair	•

Herbert G. Gray	Yes		•			•

Cynthia A. Hartley	Yes			•Chair	•

Harry M. Mims, Jr.	Yes	•		•

Ralph W. Norman, Jr.	Yes		•		•

Alton C. Phillips	Yes		•	•

James W. Roquemore	Yes	•		•

Thomas E. Suggs(4)	Yes	•			•	•

Kevin P. Walker	Yes		•		•

John W. Williamson, III	Yes	•				• Chair

(1)
This director joined the Governance Committee and no longer serves on the Compensation Committee as of July 2012.

(2)
This director joined the Board of Directors as of October 2012.

(3)
This director joined the Audit and Wealth Management and Trust Committee as of December 2012.

(4)
This director no longer serves on the Governance Committee as of July 2012 and joined the Wealth Management and Trust Committee as of October 2012.

Note:    All directors other than Robert R. Horger, Robert R. Hill, Jr., and John C. Pollok meet the independence requirements of The NASDAQ Stock Market. Therefore, under these requirements, a majority of the members of the Company's Board of Directors is independent.

        The functions of these committees are as follows:

        Executive Committee—The Board of Directors of the Company may, by resolution adopted by a majority of its members, delegate to the executive committee the power, with certain exceptions, to exercise the authority of the Board of Directors in the management of the affairs and property of the Company. The Executive Committee has the authority to recommend and approve new policies and to review and approve present policies or policy updates and changes.

        Audit Committee—The Board of Directors has determined that all members of the Audit Committee are independent directors under the independence requirements of The NASDAQ Stock

Market. The Board of Directors has also determined that M. Oswald Fogle is an "Audit Committee financial expert" for purposes of the rules and regulations of the Securities and Exchange Commission ("SEC") adopted pursuant to the Sarbanes-Oxley Act of 2002. The primary function of the Audit Committee is to assist the Board of Directors of the Company in overseeing (i) the Company's accounting and financial reporting processes generally, (ii) the audits of the Company's financial statements and (iii) the Company's systems of internal controls regarding finance and accounting. In such role, the Audit Committee reviews the qualifications, performance, effectiveness and independence of the Company's independent accountants and has the authority to appoint, evaluate and, where appropriate, replace the Company's independent accountants. The Audit Committee also oversees the Company's internal audit department and consults with management regarding the internal audit process and the effectiveness and reliability of the Company's internal accounting controls. The Board of Directors has adopted a charter for the Audit Committee, a copy of which is located on the Company's website at www.scbtonline.com under Investor Relations.

        Compensation Committee—The Board of Directors has determined that all members of the Compensation Committee are independent directors under the independence requirements of The NASDAQ Stock Market applicable to directors who do not serve on the Audit Committee. The Compensation Committee, among other functions, has overall responsibility for evaluating, and approving or recommending to the Board for approval, the director and officer compensation plans, policies and programs of the Company. The full Board of Directors is then responsible for approving or disapproving compensation paid to the CEO and each of the other executive officers of the Company. The committee, which currently consists of five independent directors, is required to be made up of no fewer than three independent directors who are recommended by the Chairman of the Board of Directors and approved by the Board. The Compensation Committee's processes and procedures for considering and determining executive compensation are described below under "Compensation Discussion and Analysis." The Compensation Committee charter can be found on the Company's website at www.scbtonline.com under Investor Relations.

        Governance Committee—The Board of Directors has determined that all members of the Governance Committee are independent directors under the independence requirements of The NASDAQ Stock Market applicable to directors who do not serve on the Audit Committee. The Governance Committee identifies and recommends individuals qualified to become Board members, reviews the corporate governance practices employed by the Company and recommends changes thereto, and assists the Board in its periodic review of the Board's performance. The Governance Committee charter can be found on the Company's website at www.scbtonline.com under Investor Relations.

        The Governance Committee acts as the nominating committee for the purpose of recommending to the Board of Directors nominees for election to the Board. The Governance Committee has not established any specific, minimum qualifications that must be met for a person to be nominated to serve as a director, and the Governance Committee has not identified any specific qualities or skills that it believes are necessary to be nominated as a director. The Governance Committee charter provides that potential candidates for the Board are to be reviewed by the Governance Committee and that candidates are selected based on a number of criteria, including a proposed nominee's independence, age, skills, occupation, diversity, experience and any other factors beneficial to the Company in the context of the needs of the Board. The Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, Governance Committee members consider and discuss diversity, among other factors, with a view toward the needs of the Board of Directors as a whole. The Governance Committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to Board heterogeneity when identifying and recommending director nominees. The Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Committee's goal of creating a Board of Directors that best serves the needs of the Company and the interest of its shareholders.

        The Governance Committee has performed a review of the experience, qualifications, attributes and skills of the Board's current membership, including the director nominees for election to the Board of Directors and the other members of the Board, and believes that the current members of the Board, including the director nominees, as a whole possess a variety of complementary skills and characteristics, including the following:

  •
  successful business or professional experience;

  •
  various areas of expertise or experience, which are desirable to the Company's current business, such as general management, planning, legal, marketing, technology, banking and financial services;

  •
  personal characteristics such as character, integrity and accountability, as well as sound business judgment and personal reputation;

  •
  residence in the Bank's service area;

  •
  willingness and ability to commit the necessary time to fully discharge the responsibilities of Board membership to the affairs of the Company;

  •
  leadership and consensus building skills; and

  •
  commitment to the success of the Company.

        Each individual director has qualifications and skills that the Governance Committee believes, together as a whole, create a strong, well-balanced Board. The experiences and qualifications of our directors are found in the table on pages 8-13.

        The Governance Committee will consider director nominees identified by its members, other directors, officers and employees of the Company and other persons, including shareholders of the Company. The Governance Committee will consider nominees for director recommended by a shareholder if the shareholder provides the committee with the information described in Paragraph 7 under the caption "Committee Authority and Responsibilities" of the Governance Committee's charter.

        The required information regarding a director nominee is also discussed in general terms within the first paragraph of the "Shareholder Proposals and Communications" section on page 4 of this proxy statement.

        Wealth Management and Trust Committee—The primary purpose of the wealth management and trust committee is to monitor and oversee the wealth management and fiduciary activities of the Company's subsidiary bank, including the business, products, services, operations and financial performance and results of such activities.

        Code of Ethics—The Board of Directors of the Company and the Board of Directors of the Company's subsidiary bank have adopted a Code of Ethics to provide ethical guidelines for the activities of agents, attorneys, directors, officers, and employees of the Company and its subsidiaries. The Code of Ethics will promote, train, and encourage adherence in business and personal affairs to a high ethical standard and will also help to maintain the Company as an institution that serves the public with honesty, integrity and fair-dealing. The Code of Ethics is designed to comply with the Sarbanes-Oxley Act of 2002, and certain other laws that provide guidelines in connection with possible breaches of fiduciary duty, dishonest efforts to undermine financial institution transactions and the intent to corrupt or reward a Company employee or other Company representative. A copy of the

Code of Ethics can be found on the Company's website at www.scbtonline.com under Investor Relations.

        Board of Directors' Corporate Governance Guidelines—The Board of Directors of the Company and the Board of Directors of the Company's subsidiary bank have each adopted certain guidelines governing the qualifications, conduct and operation of the Board. Among other things, these guidelines outline the duties and responsibilities of each director, and establish certain minimum requirements for director training. Each director is required to read, review and sign the corporate governance guidelines on an annual basis. A copy of these guidelines can be found on the Company's website at www.scbtonline.com under Investor Relations.

Board Leadership Structure and Role in Risk Oversight

        We are focused on the Company's corporate governance practices and value independent Board oversight as an essential component of strong corporate performance to enhance shareholder value. Our commitment to independent oversight is demonstrated by the fact that, except for three directors (our Chief Executive Officer, our Chief Financial Officer and Chief Operating Officer, and our Chairman of the Board) all of our directors are independent. In addition, all of the members of our Board's Audit, Compensation, and Governance Committees are deemed independent based on a Board evaluation.

        See the discussion entitled Certain Relationships and Related Transactions on page 52 for additional information concerning Board independence.

        Our Board believes that it is preferable for Mr. Horger to serve as Chairman of the Board because of his strong institutional knowledge of the Company's business, history, industry, markets, organization and executive management gained in his nearly 19 years of experience in a leadership position on the Board. We believe it is the Chief Executive Officer's responsibility to manage the Company and the Chairman's responsibility to guide the Board as the Board provides leadership to our executive management. As directors continue to have more oversight responsibility than ever before, we believe it is beneficial to have separate individuals in the role of Chairman and Chief Executive Officer. Traditionally, the Company has maintained the separateness of the roles of the Chairman and the Chief Executive Officer. In making its decision to continue to have a separate individual as Chairman, the Board considered the time and attention that Mr. Hill is required to devote to managing the day-to-day operations of the Company. We believe that this Board leadership structure is appropriate in maximizing the effectiveness of Board oversight and in providing perspective to our business that is independent from executive management.

        The Board of Directors oversees risk through the various Board standing committees, principally the Audit Committee, which report directly to the Board. Our Audit Committee is primarily responsible for overseeing the Company's risk management processes on behalf of the full Board of Directors. The Audit Committee focuses on financial reporting risk and oversight of the internal audit process. It receives reports from management at least quarterly regarding the Company's assessment of risks and the adequacy and effectiveness of internal control systems, and also reviews credit and market risk (including liquidity and interest rate risk), and operational risk (including compliance and legal risk). Our Chief Risk Officer and Chief Financial Officer meet with the Audit Committee on a quarterly basis in executive sessions to discuss any potential risks or control issues involving management.

        Each of the Board's standing committees, as described above, is involved to varying extents in the following:

  •
  determining risk appetites, policies and limits

  •
  monitoring and assessing exposures, trends and the effectiveness of risk management;

  •
  reporting to the Board of Directors; and

  •
  promoting a sound risk management culture.

        The full Board of Directors focuses on the risks that it believes to be the most significant facing the Company and the Company's general risk management strategy. The full Board of Directors also seeks to ensure that risks undertaken by the Company are consistent with the Board of Directors' approved risk management strategies. While the Board of Directors oversees the Company's risk management, management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

        We recognize that different Board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis in an effort to ensure that they continue to meet the Company's needs.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        Although the Company is not required to seek shareholder ratification of the selection of its accountants, the Company believes obtaining shareholder ratification is desirable. If the shareholders do not ratify the appointment of Dixon Hughes Goodman LLP, the Audit Committee will re-evaluate the engagement of the Company's independent auditors. Even if the shareholders do ratify the appointment, the Audit Committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its shareholders.

        The Board unanimously recommends that shareholders vote FOR the ratification of the appointment of Dixon Hughes Goodman LLP as the Company's independent registered public accounting firm.

        If a quorum is present, the number of shares of Common Stock voted in favor of this proposal must exceed the number of shares voted against it for approval of this proposal.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

        The Compensation Committee seeks to provide compensation arrangements for executive officers that are designed to retain and attract executives who can perform and manage the company in the shareholders' best interest. These compensation arrangements are designed to be aligned with the performance of the company both on a short-term basis and long-term basis and are based both on the individual's contribution and company's performance. They also take into account the principles of Soundness, Profitability and Growth which are the cornerstone on which our culture is built.

        These principles have allowed SCBT to be well positioned to take advantage of strategic growth opportunities and to deliver outstanding returns to our shareholders.

        Over the past five years the banking industry has faced the most difficult economic times in more than 80 years as well as an ever increasing regulatory environment. Even in this challenging environment SCBT has continued to grow and remain profitable. We believe these accomplishments are a direct result of outstanding leadership and expertise provided by SCBT's Executive Management Team and the continued focus on Soundness, Profitability and Growth.

SCBT's Financial Highlights follow:

Soundness

  •
  Reduced its outstanding construction and land development loans by 12% or $37.4 million.

  •
  Decreased classified assets and past due loans by more than 22%.

  •
  Ratio of classified assets to Tier 1 capital and the allowance for loan losses improved to 29.98% from 45.82% at December 31, 2011.

  •
  Decreased non-performing assets from 2.44% to 1.58% of total assets.

  •
  Net charge-off ratio declined from 1.12% in 2011 down to .73% in 2012.

  •
  Sold 970 OREO properties and reduced overall OREO assets from 900 properties at the end of 2011 to 432 properties at December 31, 2012.

Profitability

  •
  Return on average assets improved to 0.70% from 0.58% in 2011.

  •
  Return on average equity improved to 7.15% from 6.10% in 2011.

  •
  Increased shareholder equity by 32.9% or $125.8 million.

  •
  Reported operating net income of $36.9 million compared to $14.4 million in 2011 (155.6% increase).

  •
  Increased quarterly dividend from $0.17 per share to $0.18 per share in fourth quarter 2012 (First dividend increase since 2003).

  •
  Increased net interest margin to 4.83% from 4.66% in 2011 in a challenging environment where many banks are experiencing decreasing net interest margins.

Growth

  •
  Completed two whole bank acquisitions: Peoples Bancorporation, Inc. and The Savannah Bancorp, Inc.

  •
  Reported organic core deposit growth of 7.1% (current core deposits represent 75% of total deposits).

  •
  Reported organic loan growth of 4.1%.

  •
  Grew total asset base by 31.8%.

Shareholder Value.

  •
  Reported total shareholder return for 2012 of 41.27%.

  •
  Continued to exceed shareholder value returns compared to Southeast Bank Index and NASDAQ Composite Index (graph follows):

The chart below demonstrates how the management team has continued to increase shareholder value over the past five years compared to banks included in the NASDAQ Composite and those included in the SNL Southeast Index (a banking industry performance index for the Southeastern United States).

Cumulative 5-Year Shareholder Return

	Period Ending
	12/31/2007	12/31/2008	12/31/2009	12/31/2010	12/31/2011	12/31/2012
SCBT Financial Corporation	$100.00	$111.23	$91.72	$110.69	$100.33	$141.75
NASDAQ Composite Index	$100.00	$60.02	$87.24	$103.08	$102.26	$120.42
SNL Southeast Bank Index	$100.00	$40.48	$40.65	$39.47	$23.09	$38.36

        Returns are shown on a total return basis, assuming the reinvestment of dividends and a beginning stock index value of $100 per share. The value of SCBT's stock as shown in the graph is based on published prices for transactions in SCBT stock.

Key 2012 Compensation Decisions

  •
  Awarded Named Executive Officers ("NEOs") maximum level of incentive compensation based on results for the year as set forth under the Executive Incentive Plan.

  •
  Reduced the weighting on individual performance goals and increased the weighting on key financial performance measures in the Executive Performance Plan due to a stabilizing economy and more predictability in making financial projections.

  •
  Evaluated each NEOs performance based on pre-established goals and determined that maximum performance levels were met.

  •
  Reviewed and approved salary increases ranging from 5.3% to 10.4% of the NEOs' 2011 base salary amounts based on individual performance and peer group data.

  •
  Promoted Mrs. Renee Brooks to the Executive Leadership Team, effective October 2012. This included a 22% salary increase and promotion from the Management Incentive Plan to the Executive Incentive Plan.

Key 2013 Compensation Decisions

  •
  Established a new overall compensation structure and target compensation levels to reflect the significantly larger asset size of the bank and increased complexity.

  •
  Developed a new 2013 executive incentive plan directly aligned with the strategic focus of SCBT.

  •
  Included a cash component based on annual financial goals and soundness measures.

  •
  Included a 3-year performance and time vesting component utilizing restricted stock units based on cumulative operating EPS growth and cumulative average operating return on common equity.

  •
  Included a small component that rewards executives for individual performance.

  •
  Minimum triggers related to dividend coverage and asset quality must be achieved before any payout under the plan.

  •
  Awarded stock options based on consideration of individual performance.

  •
  Reviewed and approved salary increases of the NEOs ranging from 7.5% to 19.4% of the NEOs' 2012 base salary amounts to reflect SCBT's increased size as well as individual performance and peer group data.

        In summary, the Committee concluded that the 2012 performance-based compensation together with 2012 base salary levels were well aligned with the Company's performance for the year. Further, the decisions made for 2013 are aligned with our overall strategy, and position our compensation programs and pay levels to continue to motivate our executives to achieve superior long term returns for our shareholders.

Compensation Philosophy

        In 2012, the Compensation Committee reviewed and validated their Compensation Philosophy with the assistance of the Compensation Committee's independent compensation consultant. The purpose of the review was to ensure that decisions made by the Compensation Committee and the Board of Directors relative to compensation were consistent with this philosophy. The fundamental philosophy of the Company's compensation program is to offer competitive compensation opportunities for executive officers that are (i) aligned with the performance of the Company on both a short-term and long-term basis, and (ii) based both on the Company's performance and the individual's contribution. The compensation structure is designed to retain and reward executive officers who are capable of leading the Company in achieving its business objectives. The philosophy also considers all current applicable rules and regulations and current peer group in determining compensation levels.

        The Compensation Committee considers this philosophy as it develops its incentive plans. Cash Incentives are designed to reward executives for achieving annual financial and performance objectives based on soundness, profitability, and growth. Equity grants are designed to reward the executive for achievement of business objectives that benefit shareholders and support the retention of a talented management team over time. The Committee has determined that the 60th percentile for targeted total compensation is appropriate in light of the fact that four of the five NEOs do not participate in supplemental retirement benefit arrangements or other special benefits that are prevalent among banks in our peer group. (SCBT's peer group is explained on page 24).

Role of the Compensation Committee

        The Compensation Committee is responsible for the design, implementation and administration of the compensation programs for the executive officers and directors of the Company. The Compensation Committee keeps the full Board of Directors apprised of the decisions and activities within the Compensation Committee. When appropriate, the Compensation Committee makes recommendations to the Board of Directors on items that require approval by the full Board of Directors.

        The Compensation Committee seeks to increase shareholder value by rewarding performance with cost-effective compensation and striving to attract and retain talented executives through adherence to the following compensation objectives:

  •
  The Company's compensation programs are designed to reward NEOs based on key standards that comprise the Company's culture: soundness, profitability, growth, ethics, execution of strategic goals, and the ability to inspire and motivate, and sound corporate governance.

  •
  The Compensation Committee's philosophy is to provide competitive compensation to attract and retain key management to ensure a balance of soundness, profitability and growth while providing long-term value for the shareholders of the Company.

  •
  The Compensation Committee rewards executives consistent with the Company's culture of being a meritocracy in regard to compensation for all employees.

  •
  The Compensation Committee evaluates and recommends to the Board of Directors for its approval the director and executive officer compensation plans, policies and programs of the Company.

  •
  The Compensation Committee reviews and considers the results of any shareholder advisory vote on executive compensation and takes into consideration the result of such advisory votes in relation to the Company's executive compensation policies and procedures.

  •
  The Compensation Committee annually reviews and evaluates the compensation policies and practices for all of the Company's employees and considers whether risks arising from such policies and practices are likely to have a material adverse effect on the Company.

        The Compensation Committee comprised of five independent directors met six times in 2012. The Compensation Committee is supported in its work by the Chief Administrative Officer, Director of Human Resources, her staff, and an executive compensation consultant, as described below.

        The Compensation Committee may receive recommendations from the chairman of the board with respect to the CEO's performance in light of goals and objectives relevant to the compensation of our CEO. The CEO reviews the performance of the other NEOs with the Compensation Committee and makes recommendations to the Compensation Committee about the total compensation of the other NEOs. The CEO does not participate in, and is not present during deliberations or approvals by the Compensation Committee or the Board of Directors with respect to his own compensation.

        The Compensation Committee reviews and approves the total compensation of the NEOs annually. The Compensation Committee makes decisions based on the Company's philosophy of providing a competitive base salary (relative to the peer group) complemented with significant performance-based incentives. After reviewing all of the compensation arrangements discussed below, along with corporate and individual performance, the Compensation Committee believes that the measurement tools, compensation levels and the design of the Company's executive compensation program are appropriate and motivate the NEOs to lead the Company in the best interests of its shareholders.

        The primary goals of the Compensation Committee in 2012 were consistent with its established philosophy. The Compensation Committee seeks to provide compensation arrangements for executive officers that are designed to retain and attract executives who can perform and manage the company in the shareholders' best interest. These compensation arrangements are designed to be aligned with the performance of the company both on a short-term and long-term basis and are based both on the company's performance and the individual's contribution. The Compensation Committee considered SCBT's financial performance throughout its decision making process in 2012.

Compensation Consultant

        During 2012, the Compensation Committee engaged the services of McLagan, an Aon Hewitt company, to provide independent compensation consulting services for both directors and executive management of the Company. McLagan reports directly to the Compensation Committee. The Compensation Committee has the sole authority to hire consultants and set the engagements and the related fees of those consultants.

        The following consulting services were provided to the Compensation Committee in 2012:

  •
  Assisted the Committee in reviewing the Compensation Philosophy.

  •
  Advised the Committee in the development of the 2012 Omnibus Stock and Performance Plan.

  •
  Revised the Company's compensation peer group of publicly-traded financial institutions. The peer group is described below.

  •
  Reviewed the competitiveness of the compensation elements currently offered by the Company to its top executives, including base salary, annual incentive or bonus, long-term incentives (stock options and restricted stock), all other compensation, and changes in retirement benefits as compared to that of the customized peer group.

  •
  Reviewed the competitiveness of the Company's director compensation elements as compared to that of the customized peer group.

  •
  Recommended and made observations regarding the potential alignment of the Company's executive compensation practices with the Company's overall business strategy and culture relative to the market as defined by the peer group. This included a review of the current performance based programs with respect to the annual cash incentives and annual equity grants and making recommendations for the 2012 and 2013 fiscal year plans.

  •
  Assisted in the design of the 2013 Short Term Incentive and Long Term Incentive plans.

  •
  Assisted the Company in its preparation of compensation disclosures as required under Regulation S-K with respect to this proxy statement including this Compensation Discussion and Analysis and associated tables and disclosures included herein.

Compensation Committee's Relationship with its Independent Compensation Consultant

        The Compensation Committee considered the independence of McLagan in light of new SEC rules and proposed NASDAQ listing standards. The Compensation Committee requested and received a report from McLagan addressing the independence of McLagan and its senior advisors. The following factors were considered: (1) other services provided to us by McLagan; (2) fees paid by us as a percentage of McLagan's total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors and a member of the Compensation Committee; (5) any company stock owned by the senior advisors; and (6) any business or personal relationships between our executive officers and the senior advisors. The Compensation Committee discussed these considerations and concluded that the work performed by McLagan and McLagan's senior advisors involved in the engagements did not raise any conflict of interest.

Compensation Benchmarking and Compensation Committee Functions

        Each year, with assistance from McLagan, the Compensation Committee reviews a survey of the compensation practices of the Company's peers in order to assess the competitiveness of the compensation arrangements of our NEOs. Although benchmarking is an active tool used to measure compensation structures among peers, it is only one of the tools used by the Compensation Committee to determine total compensation. Benchmarking is used by the Compensation Committee primarily to ascertain competitive total compensation levels (including base salary, equity awards, cash incentives, and other forms of compensation.) with comparable institutions. The Compensation Committee uses this data as a reference point, establishes competitive base salaries, and then addresses pay-for-performance (meritocracy) as discussed further in the sections below on cash incentives and long-term retention. A combination of peer performance, market factors, company performance and personal performance are all factors that the Compensation Committee considers when establishing total compensation, including incentives. This practice is in line with the Company's meritocracy philosophy of pay. The Compensation Committee, at its discretion, may determine that it is in the best interest of the Company to negotiate total compensation packages that deviate from regular compensation and incentive levels in order to attract and retain specific talent.

        The Compensation Committee reviews the composition of the peer group annually at a minimum and may change it as a result of mergers or acquisitions, changes to banks within the peer group, or changes within the Company. The 2012 compensation peer group was selected based on certain current market criteria, including the following:

  •
  National banks with total assets from $3.6 billion to $11 billion.

  •
  Excludes Western banks and banks in major Northeast metropolitan areas.

  •
  Excludes thrifts.

  •
  Excludes TARP participants.

  •
  Bank must have branch locations.

  •
  ROAA greater than 0%.

  •
  3-year asset growth greater than 0%.

  •
  Commercial loan portfolio between 40% and 82% of the total loan portfolio (20% above SCBT's portfolio).

  •
  Consumer loan portfolio less than 52% of the total loan portfolio (20% above SCBT's portfolio).

SCBT reviewed a group of 20 peers with median assets of $4.3 billion, as of March 31, 2012; however, by the end of the year, the Company's assets had significantly increased due in large part to the Savannah Bancorp acquisition. Therefore, the Compensation Committee adjusted its peer group (median assets = $5.5 billion) for 2013 compensation decisions to only include the top 15 (in size) of this peer group. The specific members of this peer group follows:

Prosperity Bancshares*	Trustmark Corp.*	MB Financial Inc.*
Old National Bancorp.*	United Bankshares Inc.*	First Financial Bancorp.*
BancFirst Corp.*	Chemical Financial Corp.*	Independent Bank Corp.*
S&T Bancorp Inc.*	Carter Bank & Trust*	First Financial Bankshares*
Renasant Corp.*	Home BancShares Inc.*	TowneBank*
Union First Market Bankshares	Great Southern Bancorp	Bank of the Ozarks Inc.
Community Trust Bancrp	Sandy Spring Bancorp

*
Top 15 Peers

        When utilizing survey data for the Company's NEOs, the Compensation Committee focuses on total compensation that is generally competitive with the 60th percentile of the market at target levels of performance and up to the 75th to 80th percentiles for superior performance. The findings for the Company compared to the peer group during 2012 revealed that actual compensation for 2011 ranged from the 49th to 59th percentile of the peer data, and a comparison of target performance opportunities resulted in 2012 estimated competitive positioning from the 41st to 55th percentiles for all NEOs except Mrs. Brooks. Mrs. Brooks was recognized as a member of the Executive Leadership Team in October 2012; therefore, her compensation was positioned closer to the 25th percentile of peers.

ELEMENTS OF COMPENSATION

        The following table summarizes the components of compensation paid or awarded to our executive officers who appear in the "Summary Compensation Table" below.

Compensation Component	What the Component Rewards	Key Features
Base Salary	Reflects the scope of leadership and responsibility, individual achievement toward the objectives of their respective position, and their relative value in the industry.	The Compensation Committee approved increases for the CEO and other NEOs to bring them closer to the market determined by the compensation peer group. Actual positioning within the peer group reflects each executive's contributions to the success of SCBT.
Performance-Based Annual Cash Incentive	Focuses executives on achieving annual financial and performance objectives based on Soundness, Profitability, and Growth.	The opportunity for performance-based annual cash incentive was based 75% on pre-set financial goals and 25% upon individual performance. The Compensation Committee established the weighting for the formulaic goals with 25% based on soundness, 50% based on profitability, and 25% based on growth with each goal having threshold, target, and maximum levels.

Compensation Component	What the Component Rewards	Key Features
Performance goals for 2012 were achieved at maximum levels. The basis of the payout of individual performance is outlined on pages 27-29.
Incentive Stock Awards (75% Restricted Stock Grants and 25% Stock Options)	Rewards the achievement of long-term business objectives that benefit our shareholder. Supports the retention of a talented management team over time.	Restricted Stock Grant opportunities were based 75% on pre-set financial goals and 25% upon individual performance goals. Restricted Stock Grants vest on a "cliff" basis on the fourth anniversary of the award.
Restricted Stock Grants as reflected in the summary compensation table were based on achievement of goals established under the 2011 Executive Incentive Plan and were earned at 76% of the total opportunity in the aggregate.
The Committee elected to grant Stock Options in 2012. The committee believes that granting stock options align executives' interests with those of the shareholders because these awards will only have value if the stock price increases. Stock options vest in 25% installments over four years. Stock options represented less than 7.5% of total direct compensation for 2012.
Benefits and Perquisites	Helps keep competitive in attracting and retaining employees.	The Committee believes that its employee benefits are generally in line with benefits provided by the Peer Group and consistent with industry standards.

        Consistent with the Compensation Committee's compensation philosophy, a significant portion of NEO total compensation is in the form of incentive, or "at-risk" compensation, which will vary annually based on performance. The chart below shows the average pay mix for the CEO and the average of other NEOs compared to recent peer practices.

Average Pay Mix

        The key elements of compensation for the NEOs are base salary, annual and long-term incentives, and benefits.

  •
  Base Salary—Base salaries are determined based on historical and anticipated individual contribution and performance toward accomplishing the Company's stated objectives. Base salaries are also reviewed in the context of comparability with the key executives of the peer group. We believe that the annual base salary levels for the NEOs helps us to retain qualified executives and provides a measure of income stability that lessens potential pressures for the NEOs to take risks to achieve performance measures under incentive compensation arrangements.

    In January 2012, NEO annual base salaries were increased to achieve levels that were more in line with the median of the market. Robert R. Hill received a 5.3% increase from $493,680 in 2011 to $520,000. This positioned his salary closer to the median of the peer group at that time. Other NEOs received increases ranging from 3.8% to 10.4% based on their individual performance and peer group data. These increases were reasonable compared to the relative peer groups at the beginning of 2012.

    By the end of 2012, the Company's assets had grown by $1.2 billion. To accommodate this growth in setting competitive levels of compensation, the Compensation Committee reviewed the top 15 of the 20 peers in terms of assets. Effective January 2013, the Compensation Committee approved the following merit increases: Mr. Hill to $606,000 an increase of 16.5% and the other NEOs increases ranged 7.5% to 19.4%, with the exception of Mrs. Brooks. The Compensation Committee approved a salary increase prior to January 2013 for Mrs. Brooks to reflect her expanded scope of duties and market competitive levels. Mrs. Brooks received a 22% salary increase effective October, 2012.

  •
  2012 Executive Performance Plan—In 2012, the SCBT Financial Corporation Executive Performance Plan ("Performance Plan") was approved. The purpose of the performance plan is to establish reasonable goals and objectives measured on an annual basis while promoting the long-term growth and financial success of the Company. This includes (1) attracting and retaining key officers and employees of outstanding ability, (2) strengthening the Company's capability to develop, maintain, and direct a competent management team, (3) providing an effective means for selected key officers and employees to acquire and maintain ownership of Company stock, and (4) providing incentive compensation opportunities competitive with those of other major corporations.

    The 2012 executive performance plan is composed of cash, restricted stock, and stock options.

    Cash Incentive: The 2012 Performance Plan is weighted 50% in the form of cash. The amount of cash that may be earned is based 75% upon formulaic financial and regulatory goals/objectives for 2012. The remaining 25% was based upon Individual Performance Goals.

    Equity Incentive: In addition to cash, the 2012 Performance Plan is weighted 50% in the form of equity. The equity component was made up of both restricted stock and stock options as follows:

    a.
    Restricted Stock: Of the equity granted, 75% may be earned in the form of restricted stock. 100% of the restricted stock is granted based upon achievement of 2012 formulaic financial and regulatory goals and objectives. Restricted stock vests 100% at the end of four years (i.e., four year cliff vesting).

    b.
    Stock Options: The remaining 25% equity may be earned in the form of stock options. Stock Options are granted based upon achievement of individual performance goals. Stock options vest ratably (25% per year) over four years.

        Plan opportunities as a percentage of salary for each of the NEOs and results under the 2012 plan are displayed below:

		Total Opportunity as a % of Salary (Cash and Equity Opportunity split 50/50)
					Actual Earned
Name	Position	Thresh	Target	Max
Robert Hill	President and CEO	52%	104%	176%	176%
John Pollok	Senior EVP, COO, CFO	50%	100%	168%	168%
John Windley	President of SCBT	43%	86%	146%	146%
Joe Burns	Sr. EVP, CCO, CRO	43%	86%	146%	146%
Renee Brooks	EVP, CAO.	30%	60%	66%	66%

      Formulaic Performance-Based Goals

    As the economy began to improve and the Company continued its improvement in credit quality, the Compensation Committee felt that it was time to shift toward a focus on Profitability. Although Soundness remained important, there was a shift from a position of preservation and trying to maintain value for the shareholder to building value and profitability for the shareholder. As a result, the goals for the formula-based portion of the 2012 Performance Plan were weighted as follows: 25% soundness, 50% profitability, and 25% asset growth.

    •
    Soundness:  This component is based on the following measurements: attaining a level of non-performing-assets to total assets ("NPA Level") that ranged from 2.00%-2.26% and achieving the specified Asset Quality test which is defined as receiving a regulatory rating for asset quality of at least previous year's rating or better. Although credit quality for the Company has progressively improved over the last few years, this element remains a performance measurement to ensure soundness is not sacrificed at the expense of growth or profitability and to ensure appropriate focus is placed on continuing to improve credit related issues.

    •
    Profitability:  This measure is based on operating earnings per share ("Operating EPS") growth. Since growth in Operating EPS is a key component in building shareholder value, this element is weighted 50%. Emphasis on this performance metric aligns the interests of the executive with those of the shareholder.

    •
    Asset Growth:  This measure is weighted 25% to ensure proper attention is focused on growing the company, but is weighted less than profitability and the same as soundness so that growth is in line with profitability and appropriate risk management.

          Overall triggers are also included in the plan. In order for the formula-based portion of the plan to pay out, (i) net income must be able to provide coverage of the cash dividends paid to the Company's stockholders and (ii) the bank receives a composite rating from the principal bank regulator that is at least as high as the Company's most recent rating.

          The specific goals and the actual results of the 2012 Executive Incentive Plan are outlined in the table below:

	Soundness (25%)		Profitability (50%)	Growth (25%)
	NPA Level (12.5%)	Asset Quality (12.5%)	EPS	Asset Growth
Threshold	2.26%	See Below*	$1.60	8.60%
Target	2.13%		$1.85	9.60%
Maximum	2.00%		$2.10	10.60%
Actual	<1.60%	Achieved	$2.49	31.60%

*
Asset Quality must receive a regulatory rating of at least previous year or better.

  Individual Performance-Based Goals

  While pre-determined goals dictate 75% of how the 2012 Executive Performance Plan paid out with respect to the Cash Incentive component and Restricted Stock component, 25% is determined on non-formula based Individual Performance Goals for the Cash Incentive component and Stock Option component. The Individual Performance Goals are based on implementation of actions to achieve long-term growth and profitability such as achievement and successful integration of acquisitions, improvement in credit practices and measurements and other practices related to risk management, team building, and leadership development, succession planning and continuing to build upon company culture.

  All NEOs received the maximum of the cash opportunity in Individual Performance-Based Goals component of the incentive plan.

  The Compensation Committee also granted Incentive Stock Options in 2013 at the maximum level and was in recognition of Robert R. Hill's 2012 contributions. Specifically, Mr. Hill received 7,534 stock options. Other NEOs received between 1,223 and 4,633 stock options in recognition of their 2012 contributions. See "Equity Grant Practices" caption.

  2012 Equity Grants

  Equity grants shown in the summary compensation table reflect restricted stock granted in January of 2012 based on achievement of 2011 performance goals established in the 2011 Executive Incentive Plan. They also reflect restricted stock grants in 2010 and the one-time awards correlated with extraordinary performance in 2010. Restricted stock received in 2012 in recognition of the NEOs' 2011 contributions was as follows: Mr. Hill, 8,277; Mr. Pollok, 5,393; Mr. Windley, 3,684; and Mr. Burns, 3,117. Mrs. Brooks was part of a Management Incentive Plan in 2011. She received 1,000 grants in 2012 for performance in 2011.

  Stock options are evaluated each year. The Compensation Committee believes that stock options encourage a focus on increasing the share price. Stock options only become valuable to the executive if the stock price increases over a period of time. The Compensation Committee believes that a balance of restricted stock grants and incentive stock options align their interests with those of the shareholders. Incentive Stock Options received in 2012 in recognition of the NEOs' 2011 contribution are as follows: Mr. Hill, 9,275; Mr. Pollok, 5,667; Mr. Windley, 4,130; Mr. Burns, 3,740.

  See the Grants of Plan Based Awards table of equity grants by executive during 2012.

Benefits

  During 2012, SCBT maintained various employee benefit plans that constitute a portion of the total compensation package available to the NEOs and all eligible employees of SCBT. These plans consist of the following:

    Employees' Pension Plan—The NEOs are participants in a noncontributory defined pension plan which covers substantially all employees of the Company hired before January 1, 2006. Pension benefits are paid based upon age of the employee and years of service. The Plan was frozen in July 2009 and no further benefits are being accrued. See the Pension Benefits table and the accompanying footnotes and narrative for more information.

    Employees' Savings Plan—401(k)—Each of the NEOs are participants in a defined contribution plan which in 2012 permitted employees to contribute up to 50% of their compensation, on a tax-deferred basis, up to certain IRS compensation deferral amount limits applicable to a tax-qualified retirement plan. SCBT matched 50% up to 6% of participants' deferrals (Jan 2012-Aug. 2012) and then increased the match to 100% up to 5% of participants' deferrals. The match was increased to bring the benefit closer to the pre-economic downturn amount which was 100% to 6% of their deferrals.

    See the table in footnote 7 of the Summary Compensation Table.

    Health Care—The NEOs are eligible to receive medical and dental coverage that is provided to all eligible employees.

    Other Welfare Benefits—The NEOs receive sick leave, vacation, and other benefits available to all eligible employees of SCBT.

    The employee benefits for the NEOs discussed in the subsection above are determined by the same criteria applicable to all SCBT employees. These benefits help keep SCBT competitive in attracting and retaining employees. SCBT believes that its employee benefits are generally competitive with benefits provided by the Peer Group and consistent with industry standards.

    Supplemental Executive Retirement Plan—The Company provides a non-qualified supplemental executive retirement plan (SERP) for Mr. Windley, and certain other executives who are not NEOs. The Company elects to offer this type of incentive as a way to retain executives over the long term and to provide a partial offset to shortfalls in the percentage of income provided for retirement by its qualified retirement plans.

    In 2009, the company made restricted stock grants that vest ratably and that become 100% vested at age 60 for Messrs.' Hill and Pollok and at age 65 for Mr. Burns. The use of these Long-Term Equity Grants helps to insure the executives' focus is on the long-term interests of the shareholders and motivates retention over a long-term period. In addition, by utilizing the Long-Term Equity Grants, the Company expects to realize lower compensation expense of approximately $5.5 million (compared to the costs that would have been recognized if the Company had maintained SERPs for these executives) over the span of the vesting periods for these executives.

    Deferred Compensation Plan    We make available to selected members of our senior management group, including all NEOs and /or other selected employees who are highly compensated, the opportunity to elect to defer current compensation for retirement income or other future financial needs. The plan is a nonqualified deferred compensation plan that is designed to be exempt from certain ERISA requirements as a plan that covers a select group of management and certain other highly compensated employees. Each year, participants can choose to have their compensation for the upcoming year reduced by a certain whole percentage amount ranging between 5% and 80%, or by a specific dollar amount (in all cases, subject to a minimum value established by the bank). In addition, the employer may make matching or partially—matching contributions for participant deferrals. The employer may also make discretionary contributions for any or all participant (s). Both of these types of employer contributions would be subject to certain vesting requirements. There are also forfeiture provisions, which can result from unvested amounts existing at terminations or from materially incorrect earnings that are subsequently adjusted or corrected. Deferrals may be held by a trustee in a grantor (rabbi) trust and may be invested in funds that mirror deemed investments selected by the participants and offered pursuant to the plan. Such a trust would not isolate assets for the benefit of the participants. Consequently, distributions made under the plan will be made from the general assets of the bank which could be subject to claims of its creditors. Amounts deferred under the plan will generally be subject to income taxes payable by the participant in the year in which received (end of the deferral period), but these deferred amounts are subject to employment taxes in the year of deferral. In 2012, Mr. Hill and Mr. Windley elected to participate. No employer contributions have been made to this plan in 2012 nor in the past.

    See the discussion entitled Deferred Compensation Plan for additional information.

    Perquisites—The Company also provides limited perquisites to NEOs that are not available to all employees. Some examples of these include bank-owned automobiles, automobile allowances, and club and membership dues. The values of these items are presented in the Summary Compensation Table under the heading All Other Compensation. The value attributable to any personal use of bank-owned automobiles is considered compensation to the executive and represents the aggregate incremental cost to the Company associated with that personal use. The Company and the board believe that the use of each of these perquisites is helpful for the proper performance of the NEOs' duties.

ADDITIONAL POLICIES AND PROCEDURES RELATED TO EXECUITVE COMPENSATION

Role of Shareholder Say on Pay Vote

        As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we held an advisory vote on the compensation of our executive officers (the "Say on Pay Proposal") at our 2011 annual shareholders meeting. Our shareholders elected to hold this vote on a triennial frequency. At the 2011 annual shareholders meeting, 80.3% of the votes cast on the Say on Pay proposal were cast in support of the compensation of the Company's named executive officers.

        While there was strong support for our executive compensation programs, the Compensation Committee, Board of Directors and executive management continued to enhance programs to further align interest of the executives to those of the shareholder and continue the strong linkage of pay to performance.

Clawback Policy

        The Compensation Committee is committed to adopting a formal clawback provision for adjustment or recovery of incentive awards or payments in the event the performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. The Committee intends to fully comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act regarding this issue once rulemaking has been completed with respect to these provisions. Until formal guidance is available, the Compensation Committee will address any situation that may arise and determine the proper and appropriate course of action in fairness to shareholders and award recipients.

Share Ownership Guidelines

        The Company's stock ownership guidelines call for NEOs to own equity representing a multiple of their salary and to retain this equity throughout their tenure. The specific share ownership guidelines are:

  •
  Chief Executive Officer—3 times salary

  •
  Other NEOs—2 times salary

        The Company's NEOs have five years from being named a NEO to comply with the stock ownership guidelines. As of the end of our fiscal year, all NEOs have exceeded their required ownership levels. Beneficially owned shares include shares held by a named executive officer, directly or indirectly, and unvested shares of restricted stock, as to which the executive officers have full voting privileges; but excludes vested and unexercised stock options. Until the stock ownership guidelines are achieved, the sale of shares of the Company's common stock is restricted.

Equity Grant Practices

        To address volatility concerns, the 30-day moving average of SCBT's stock was utilized to determine the number of restricted shares to be issued under the Executive Performance Plan for 2012. The 30-day average is defined as the last 30 trading days preceding the last business day of the prior month. Stock option values were determined based upon Black Scholes Valuation methodology as of the last day of the preceding quarter. This value was divided into the dollar amount the executive is expected to receive to quantify the number of options granted to an executive. The calculated number of shares or stock options is issued with an exercise price equal to the stock price on the date of the grant.

Employment and Non-Competition Agreements

        The purpose of these agreements is to attract and retain high caliber executive officers, recognizing that termination and change in control protections are commonly provided at comparable companies with which we compete for executive talent. In addition, the Compensation Committee believes change in control protections enhance the impartiality and objectivity of the NEOs in the event of a change in control transaction and better ensure that stockholder interests are protected. Finally, these agreements include non-competition provisions that further protect the company should the NEO elect to pursue other employment opportunities. Each of our NEOs has an employment agreement. The agreements provide for the following:

  •
  Term of Employment.  Each employment agreement has a term of employment of three years from the effective date of the agreement. On each anniversary date of the effective date of the agreement, the term of the agreement is automatically extended for an additional year unless at least 60 days prior to the anniversary date either party gives the other party written notice of non-renewal.

  •
  Reimbursement of Expenses.  The Company will reimburse the executive all reasonable travel and other business related expenses incurred in performing duties under the agreement.

  •
  Vacation and Sick Leave.  The Company will provide vacation and sick leave to the executive in accordance with policies and procedures established from time to time.

  •
  Employee Benefit Plans.  The executive is entitled to participate in the employee benefit plans presently in effect or as these plans may be modified or added from time to time.

  •
  Incentive Bonus Plans.  The executive is entitled to participate in the incentive bonus plans, applicable to his employment position, in accordance with policies and procedures established from time to time.

  •
  Fringe Benefits.  The Company will reimburse the executive for the cost of attending required meetings and conventions and will cover membership dues to an approved country club. In addition, Mr. Hill, Mr. Pollok, Mr. Windley, Mrs. Brooks, and Mr. Burns are provided the use of a bank-owned automobile.

  •
  Termination of Employment.  See the discussion below entitled Potential Payments upon Termination or Change in Control for a description of the payments that may be due to each executive upon termination of employment.

  •
  Non-compete.  The period of non-compete for the executive runs during the period of employment and for a designated period of time following termination of employment. If the executive is found to violate the covenants contained in the agreement, the non-compete period will be extended for a period equal to the amount of time the executive is found to have been in non-compliance. If Mr. Hill is terminated for cause according to his agreement, the non-compete period is abbreviated and ends 12 months after the date of termination.

        See the discussion entitled "Potential Payments upon Termination or Change in Control," which provides the amount of compensation each executive would receive under various termination events based upon the employment agreements.

162(m) Tax Considerations

        Internal Revenue Service regulations disallow a tax deduction to public corporations for compensation, other than performance-based compensation, over $1 million paid to a chief executive officer and the additional three most highly compensated NEOs (excluding the Company's Chief Financial Officer). The Compensation Committee considers the impact of those regulations in connection with its decisions regarding the compensation of our executive officers. The Compensation Committee believes, however that shareholder interests are best served by not restricting the Compensation Committee's discretion and flexibility in structuring compensation programs, even though such programs may result in certain non-deductible compensation expenses.

Risk Assessment of Compensation Programs

        As part of an annual practice, the Compensation Committee reviewed and discussed a compensation risk assessment performed by SCBT's Incentive Risk Committee. The Incentive Risk Committee is chaired by the Chief Risk Officer and composed of representatives from Audit, Accounting, and Human Resources. This risk assessment process included a review of the design and operation of the Company's twelve incentive compensation programs. It also identified and evaluated situations or compensation elements that could raise material risks. The Incentive Risk Committee met three times in 2012 and then presented the findings of the review to the Compensation Committee at its December 2012 meeting. The conclusion was that the Company's compensation policies and practices do not create risks that are likely to have a material adverse effect that would cause plan participants to take unnecessary risks.

Transactions in Company Securities

        In general, SEC rules prohibit uncovered short sales of shares of the Company's common stock by its executive officers, including the NEOs. Accordingly, the Company's insider trading policy prohibits short sales of shares of the Company's common stock by its executive officers, including the NEOs, and discourages all employees from engaging in any hedging transactions relating to the Company's common stock. The policy also requires all affiliates and insiders to consult with the Company's Treasurer or Chief Executive Officer if they intend to engage in any transactions involving the Company's common stock. In 2012, no executive officer consulted with the Company's Treasurer of Chief Executive Officer regarding hedging transactions.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 (b) of Regulation S-K with management and, based on such review and discussions, has recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into the Company's 2012 Annual Report on Form 10-K.

        The Compensation Committee certifies that it has reviewed with the Company's senior risk officer the senior executive officer incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage senior executive officers to take unnecessary or excessive risks that threaten the value of the Company.

        This report is provided by the following independent directors, who comprise the Compensation Committee:

Cynthia A. Hartley, Chair
M. Oswald Fogle
Harry M. Mims, Jr.
Alton C. Phillips
James W. Roquemore

 SUMMARY COMPENSATION TABLE

        The following table summarizes for the fiscal years ended December 31, 2012, 2011 and 2010, the current and long-term compensation for the Chief Executive Officer, the former Chief Financial Officer, the current Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer. Each component of compensation is discussed in further detail in the footnotes following the table.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
Robert R. Hill, Jr.	2012	$520,000	$—	$262,795	$107,135	$457,600	$25,440	$42,683	$1,415,653
President and	2011	493,680	—	175,706	98,693	329,778	49,184	38,960	1,186,001
Chief Executive Officer	2010	448,800	600,000	128,082	246,729	307,586	25,312	41,954	1,798,463
John C. Pollok	2012	335,000	—	171,228	65,459	281,400	23,803	33,560	910,450
Senior Executive Vice President,	2011	316,000	—	129,775	57,425	214,880	46,130	27,641	791,851
Chief Financial Officer and	2010	287,232	500,000	59,488	128,690	160,026	24,446	27,340	1,187,222
Chief Operating Officer
John F. Windley	2012	275,000	—	116,967	47,705	200,750	92,337	13,533	746,292
President of SCBT	2011	265,000	—	96,893	36,175	146,810	62,687	11,987	619,552
	2010	241,230	225,000	41,677	85,260	114,043	51,333	10,126	768,669
Joseph E. Burns	2012	265,000	—	98,965	43,200	193,450	20,368	30,298	651,281
Senior Executive Vice President,	2011	240,000	—	74,918	31,958	124,200	39,437	24,205	534,718
and Chief Risk Officer	2010	213,180	225,000	33,616	72,150	97,584	28,439	28,930	698,899
Renee R. Brooks(8)	2012	192,303	—	31,690	—	74,250	5,790	13,545	317,578
Executive Vice President,	2011	180,635	—	116,629	—	35,000	11,136	9,415	352,815
Chief Administrative Officer	2010	173,061	12,450	—	—	30,000	4,938	6,576	227,025
Donald E. Pickett(9)	2012	65,233	—	—	—	—	—	198,218	263,451
Executive Vice President and	2011	235,000	—	56,480	22,494	121,613	—	7,431	443,018
Chief Financial Officer	2010	225,000	225,000	—	27,096	67,500	—	177,630	722,226
(1)
Consists of total salary compensation, including all amounts that have been deferred at the officers' election. During 2012, Mr. Hill deferred $55,656 and Mr. Windley deferred $13,729 into the deferred compensation plan (see description of plan on page 30).

(2)
Reflects the transaction cash incentive awarded to the NEOs in conjunction with the material increase in net income during 2010. The incentive for extraordinary performance is further described in the section entitled Compensation Discussion and Analysis.

(3)
From time to time, the Company has awarded shares of restricted stock to its executive officers. The shares of restricted stock the Company awarded to the NEOs during 2012, 2011 and 2010 cliff vest at 100% on the fourth anniversary of the award, subject to the continued employment of the officer. In 2010, Mr. Hill earned the maximum opportunity for the formula-based restricted stock grants for the 2010 Performance Plan. He requested and the Compensation Committee approved a pay-out of 50% of the maximum opportunity, or 5,413 restricted shares instead of 10,282 restricted shares that were earned. An officer's interest in any non-vested shares will fully vest if there is a change in control of the Company or the officer dies while employed by the Company. Mr. Burns has the right to vote restricted shares and to receive dividends paid on the shares prior to vesting. The market value of the shares is determined by the closing market price of the Company's Common Stock on the date of grant of stock awards. The value of the restricted stock grants shown above equals the grant date fair value in accordance with FASB ASC Topic 718. See discussion of assumptions used in the valuation of the stock awards in Note 19, "Share-based Compensation" in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

(4)
The value of the stock option awards shown above equals the grant date fair value in accordance with FASB ASC Topic 718. See discussion of assumptions used in the valuation of option awards in Note 19, "Share-based Compensation" in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

(5)
Reflects the dollar value of all amounts earned during the fiscal year pursuant the performance based non-equity incentive plans.

(6)
Includes the change in pension value to the NEOs with the exception of Mr. Windley. Mr. Windley's includes the change in pension value of $13,311 and the SERP accrual of $79,026. It also includes the portion of income earned during the fiscal year in the nonqualified deferred compensation plan exceeding 120% of the applicable long-term federal rate ("AFR"). During 2012, nonqualified deferred compensation plan balances experienced an unrealized loss; therefore, there was no income exceeding 120% of the AFR.

(7)
The following table provides all other compensation:

Name	Matching Contributions to Employee Savings Plan	Life Insurance and Long-term Disability Premium	Dividends on Unvested Restricted Stock	Memberships	Imputed Taxable Value of Vehicles	Other Cash	Total
Robert R. Hill, Jr.	$6,966	$1,632	$29,459	$2,376	$2,250	$—	$42,683
John C. Pollok	2,233	1,632	23,675	—	6,020	—	33,560
John F. Windley	5,542	1,422	5,419	—	1,151	—	13,533
Joseph E. Burns	8,967	1,386	12,140	3,180	4,625	—	30,298
Renee R. Brooks	7,152	1,098	4,653	—	642	—	13,545
Donald E. Pickett	—	444	815	—	4,500	192,459	198,218
(8)
Renee R. Brooks assumed the Chief Administrative Officer responsibilities in January 2011 and was considered a NEO in October 2012.

(9)
Donald E. Pickett resigned as Executive Vice President, Chief Financial Officer effective March 21, 2012. The Other cash component represents the separation payout to Mr. Pickett, pursuant to the terms of his employment and noncompetition agreement as previously filed with the SEC on a Form 8-K filed with the SEC on January 25, 2010.

GRANTS OF PLAN BASED AWARDS

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Options Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Options Awards ($/Sh) (5)	Grant Date Fair Value of Stock and Options Awards ($) (6)
		Approval of Award Date
Name	Grant Date		Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
Robert R. Hill, Jr.	1/26/12	1/26/12							—	9,275	$31.75	107,135
	1/26/12	1/26/12							8,277			262,795
	n/a	n/a	135,200	270,400	457,600	5,775	11,549	19,545
John C. Pollok	1/26/12	1/26/12							—	5,667	31.75	65,459
	1/26/12	1/26/12							5,393			171,228
	n/a	n/a	83,750	167,500	281,400	3,577	7,154	12,019
John F. Windley	1/26/12	1/26/12							—	4,130	31.75	47,705
	1/26/12	1/26/12							3,684			116,967
	n/a	n/a	59,125	118,250	200,750	2,525	5,051	8,574
Joseph E. Burns	1/26/12	1/26/12							—	3,740	31.75	43,200
	1/26/12	1/26/12							3,117			98,965
	n/a	n/a	56,975	113,950	193,450	2,434	4,867	8,263
Renee R. Brooks	1/26/12	1/26/12							—	—	$—	—
	4/24/12	4/24/12							1,000			31,690
	n/a	n/a	33,750	67,500	74,250	1,442	2,883	3,171
Donald E. Pickett(7)	1/26/12	1/26/12							—	3,662	31.75	42,299
	1/26/12	1/26/12							3,052			96,901
	n/a	n/a	53,750	107,500	182,500	2,296	4,592	7,795
(1)
These amounts represent ranges of the possible performance-based cash bonuses that could have been paid in 2013 based on 2012 results pursuant to the Executive Performance Plan. The actual bonuses paid are displayed under Non-Equity Incentive Plan Compensation within the Summary Compensation Table. The threshold amount is currently 26% for Mr. Hill, 25% for Mr. Pollok, 15% for Mrs. Brooks, and 21.5%% for all other NEOs, as this is the minimum payout that can occur under the program. The incentive target level is determined as the aggregate dollar amount derived from the executive officers' target bonuses expressed as a percent of annual salary. This target percentage is currently 52% for Mr. Hill, 50% for Mr. Pollok, 30% for Mrs. Brooks, and 43% for all other NEOs. The maximum incentive is 88% for Mr. Hill, 84% for Mr. Pollok, 33% for Mrs. Brooks, and 73% for all other NEOs. The 2012 Executive Performance Plan is further described in the section entitled Compensation Discussion and Analysis.

(2)
These amounts were the possible equity payouts in 2013 for performance in 2012 pursuant to grants of restricted stock for the Executive Performance Plan. The actual amounts awarded are not included in the Summary Compensation Table because they were granted by the Company in 2013. The 2012 Executive Performance Plan is further explained in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)
Stock award shares granted in 2012 (as equity incentive plan awards for performance in 2011) cliff vest at 100% after 4 years.

(4)
All other options awards are granted based upon achievement of individual performance goals. Stock options vest ratably (25% per year) over four years.

(5)
The exercise or base price of options and stock awards is established as the closing market price of the Company's Common Stock on the grant date.

(6)
This amount represents the fair market value of all restricted stock and option awards made during the fiscal year 2012. The fair market value for stock awards is based on the closing market price of the stock on the date of grant. The fair value of options is estimated at the date of grant using the Black-Scholes option pricing model. The fair value for the options issued on January 26, 2012 was $11.55 per share. The following assumptions were used in valuing options issued:

Assumptions
January 26, 2012
Dividend yield	2.10%
Expected life	6 years
Expected volatility	46%
Risk-free interest rate	1.06%
(7)
Donald E. Pickett resigned as Executive Vice President, Chief Financial Officer effective March 21, 2012. Mr. Pickett forfeited any possible payouts under non-equity incentive plan awards, equity incentive plan awards, all other stock awards, and all other option awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2) (9)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert R. Hill, Jr.	6,765	—		$31.97	1/31/2015	40,968	$1,646,108
	7,300	—		31.83	1/6/2016
	8,761	—		39.74	1/2/2017
	7,401	—		31.50	1/2/2018
	6,762	2,254 (4)		27.57	1/22/2019
	4,653	4,654 (5)		31.10	1/21/2020
	3,997	3,997 (6)		37.66	3/18/2020
	2,083	6,249 (7)		32.46	1/27/2021
	—	9,275 (8)		31.75	1/26/2022
John C. Pollok	5,512	—		27.22	1/2/2014	32,632	$1,311,160
	3,937	—		31.97	1/31/2015
	3,937	—		31.83	1/6/2016
	4,081	—		39.74	1/2/2017
	3,364	—		31.50	1/2/2018
	3,934	1,312 (4)		27.57	1/22/2019
	2,712	2,713 (5)		31.10	1/21/2020
	2,011	2,012 (6)		35.20	2/15/2020
	1,212	3,636 (7)		32.46	1/27/2021
	—	5,667 (8)		31.75	1/26/2022
John F. Windley	2,205	—		27.22	1/2/2014	7,853	$315,552
	1,575	—		31.97	1/31/2015
	2,100	—		31.83	1/6/2016
	3,583	—		39.74	1/2/2017
	3,135	—		31.50	1/2/2018
	2,478	826 (4)		27.57	1/22/2019
	1,708	1,709 (5)		31.10	1/21/2020
	1,409	1,409 (6)		35.20	2/15/2020
	763	2,291 (7)		32.46	1/27/2021
	—	4,130 (8)		31.75	1/26/2022
Joseph E. Burns	4,410	—		27.22	1/2/2014	16,604	$667,129
	2,625	—		31.97	1/31/2015
	2,887	—		31.83	1/6/2016
	2,887	—		39.74	1/2/2017
	2,676	—		31.50	1/2/2018
	2,190	730 (4)		27.57	1/22/2019
	1,510	1,510 (5)		31.10	1/21/2020
	1,137	1,137 (6)		35.20	2/15/2020
	674	2,024 (7)		32.46	1/27/2021
	—	3,740 (8)		31.75	1/26/2022
Renee R. Brooks	—	—		—		6,990	$280,858
	—	—		—

All options listed above vest at a rate of 25% per year over the first four years of a 10-year option term.

(1)
Figures shown represent the total number of shares subject to unexercised options held by the NEOs at year-end 2012. Also displayed is the number of shares subject to options that were exercisable (vested) and unexercisable (unvested) at year-end 2012. The number of options granted and the options exercise price have been adjusted to reflect all applicable stock dividends.

(2)
The number of shares of restricted stock granted has been adjusted to reflect all applicable stock dividends.

(3)
Market value is based on a closing price of $40.18 as of December 31, 2012, the last business day of the fiscal year.

(4)
Option awards vest at a rate of 25% per year with a remaining vesting date of 1/22/2013.

(5)
Option awards vest at a rate of 25% per year with remaining vesting dates of 1/21/2013 and 1/21/2014.

(6)
Option awards vest at a rate of 25% per year with remaining vesting dates of 2/15/2013 and 2/15/2014 for Messrs. Pollok, Windley and Burns. For Hill, the remaining vesting dates are 3/18/2013 and 3/18/2014. These option awards were granted as part of discretionary retention compensation.

(7)
Option awards vest at a rate of 25% per year with remaining vesting dates of 1/27/2013, 1/27/2014 and 1/27/2015.

(8)
Option awards vest at a rate of 25% per year with remaining vesting dates of 1/26/2013, 1/26/2014, 1/26/2015 and 1/26/2016.

(9)
The stock awards that have not vested comprise the following grants and vesting periods: The February 15, 2010, March 18, 2010, January 27, 2011, January 26, 2012, and April 24, 2012 grants cliff vest 100% in year 4. The January 22, 2009 grant to Mr. Hill, Mr. Pollok and Mr. Burns, vests on December 31 of each year with final vesting at the end of the month in which the executive reaches his retirement age of 60 years old for Mr. Hill and Mr. Pollok, and age 65 years old for Mr. Burns. Mr. Burns received an additional grant on January 22, 2009 which cliff vests 100% in year 7 as long as he remains an employee of the Company. The September 18, 2008 grant to Mrs. Brooks cliff vests 100% in year 10 as long as she remains an employee of the Company.

OPTIONS EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized On Vesting ($) (3)
Robert R. Hill, Jr.	6,615	$75,146	8,159	$266,255
John C. Pollok	4,410	73,464	4,154	143,222
John F. Windley	1,653	25,074	2,049	62,720
Joseph E. Burns	—	—	2,521	86,652
Renee R. Brooks	441	7,589	250	7,653
Donald E. Pickett	1,536	5,140	—	—

(1)
Value realized is based on the difference between the closing price on the date of exercise and the options exercise price.

(2)
Reflects the vested shares that were received pursuant to the stock based benefit plan by each named executive officer that in the case of these awards either, (1) cliff vest 100% in year 4, and (2) vest on December 31 of each year with final vesting at the end of the month in which Mr. Hill and Mr. Pollok reaches his retirement age of 60 years old, and age 65 years old for Mr. Burns.

(3)
Value realized is based on the market value of the underlying shares on the vesting date.

 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefits ($) (2)	Payments During Last Fiscal Year ($)
Robert R. Hill, Jr.	Defined Benefit Pension Plan	14	$179,612	$—
John C. Pollok	Defined Benefit Pension Plan	14	171,982	—
John F. Windley	Defined Benefit Pension Plan	8	139,384	—
	Supplemental Executive Retirement Plan	4	213,923	—
Joseph E. Burns	Defined Benefit Pension Plan	9	199,436	—
Renee R. Brooks	Defined Benefit Pension Plan	14	37,957	—

(1)
Number of years credited service for the Defined Benefit Pension Plan equals the actual years of service for each named executive officer. Mr. Windley entered into the SERP on January 2, 2003 and his number of years credited service began on that date.

(2)
Pension plan amounts reflect the present value of the accumulated benefit at December 31, 2012. See Note 18 of the Company's financial statements included in Form 10-K for the assumptions used for the defined benefit plan. SERP amounts represent the current aggregate liability carried on the Company's books for each of the NEOs.

        The Defined Benefit Pension Plan is described in Compensation Discussion and Analysis—Employee & Executive Benefits—Employee's Pension Plan.

Supplemental Executive Retirement Plan

        As of December 31, 2012, the SERP agreement of Mr. Windley provided for a supplemental executive retirement benefit payout under one of five scenarios: normal retirement, early termination, disability, and change in control or early retirement benefit.

Normal and Early Retirement Benefit

        The following table provides the normal retirement age, reduced benefit retirement age (if applicable), base benefit amount, and payout period:

Name	Normal Retirement Age	Early Retirement Age	Base Benefit Amount	Payout Period in Years
John F. Windley	65	n/a	$50,000	15

        The exact amount of benefits would be generally determined by reference to the number of calendar years after 2002 in which the Company satisfied specified performance measures, namely that the Company's net income after taxes and its total assets grew in the aggregate by an amount that would at least equal to annualized growth of 6% and 7%, respectively. If the named executive officer had retired at normal retirement age as of December 31, 2011, he would have been entitled to 100% of his maximum annual retirement benefit based on this performance measure. A smaller annual benefit, payable over the 15-year period after the executive attains his normal retirement age, will become payable if his employment is terminated prior to attaining retirement age for any reason other than death or for cause.

Benefit at Death

        If the executive dies, the Company will be required to pay his beneficiary a lump sum death benefit of $250,000 plus annual payments as presented below:

Name	Normal Retirement Age	Early Retirement Age	Base Benefit Amount	Payout Period in Years
John F. Windley	65	n/a	$50,000	10

Noncompetition

        Mr. Windley will forfeit his retirement benefits under the SERP if he competes with the Company during the 18 months following termination of his employment.

        The Company's obligations under the agreements are general unsecured obligations of the Company, although the agreements require the Company to establish a grantor ("rabbi") trust for such benefits following a change in control.

DEFERRED COMPENSATION PLAN

        The Company has adopted a deferred compensation plan in which selected members of senior management, including executive officers, and/or other highly compensated employees, have the opportunity to elect to defer current compensation for retirement income or other future financial needs. Only eligible employees, as approved by the Compensation Committee, may participate in the plan. Each year participants can choose to have portions of their compensation for the upcoming year deferred by a certain whole percentage amount ranging between 5% and 100%. Deferrals are recorded in a bookkeeping account which is adjusted to reflect hypothetical investment earnings and losses of investment funds selected by the plan participant among those offered pursuant to the plan. Payments made under the plan will be made from the general assets of SCBT, and will be subject to claims of its creditors. Amounts payable under the plan are payable at the future times (or over the periods) designated by plan participants upon their enrollment in the plan and their annual renewal of enrollment.

        The investment options available to an executive under the deferred compensation plan are listed below along with their annual rate of return for the calendar year ended December 31, 2012, 2011 and

2010, as reported by the administrator of the deferred compensation plan. The rates assume that 100% of the participant's contribution was deferred as of the first business day of 2012.

	Rates of Return
Name of Fund	2012	2011	2010
Mainstay Variable Product Cash Management	N/A	N/A	-0.23%
Fidelity Investment Grade Bond	N/A	N/A	6.51%
Mainstay Variable Product S&P 500 Index	N/A	N/A	14.10%
Fidelity Variable Product Mid-Cap	N/A	N/A	27.77%
Vanguard Prime Money Market	0.04%	0.05%	N/A
Harbor Bond	9.32%	3.48%	N/A
Columbia Dividend Income	11.15%	6.96%	N/A
Vanguard 500 Index Sig	15.97%	2.08%	N/A
Mainstay Large Cap Growth	13.21%	-0.19%	N/A
Goldman Sach MC Value	18.03%	-6.61%	N/A
T. Rowe Price Mid Cap Growth	13.91%	-1.21%	N/A
Diamond Hill SC	12.88%	-7.17%	N/A
Columbia Acorn USA	18.98%	-4.95%	N/A
Amer Fds EuroPacific R5	19.57%	-13.33%	N/A

        The table below summarizes the amounts in each named executive officer's deferred compensation savings plan:

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert R. Hill, Jr.	$55,656	$—	$—	$—	$85,931
John C. Pollok	—	—	—	—	—
John F. Windley	13,729	—	—	—	84,223
Joseph E. Burns	—	—	—	—	9,262
Renee R. Brooks	—	—	—	—	—
Donald E. Pickett	—	—	—	—	—

(1)
Includes the total compensation to the above NEOs for which payment was deferred in 2012. These amounts also comprise part of the amounts in the Salary column of the Summary Compensation Table.

(2)
Includes total loss in 2012 on the aggregate balance in the named executive officer's deferred compensation plan.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to named executive officers of the Company in the event of a termination of employment or a change in control of the Company. Each employment agreement has a term of employment of three years from the effective date of the agreement. On each anniversary date of the effective date of the agreement, the term of the agreement is automatically extended for an additional year unless at 60 days prior to the anniversary date either party gives the other party written notice of non-renewal. The amounts of total compensation payable to each named executive officer upon voluntary termination without good reason, voluntary termination for good reason, termination by Company without cause, termination by Company for cause, normal retirement, early retirement, termination due to disability, termination due to death and termination associated with a change in control are shown in the tables below. The amounts assume that such termination was effective as of December 31, 2012 (the last day of the fiscal year), and thus include amounts earned through such time and are estimates of the amounts that would have been paid out to the executives upon their termination as of such date. The actual amounts to be paid out can only be determined at the time of such executive's separation from the Company.

        For purposes of each NEO's employment agreement, the terms "good reason," "cause," "disability," "change of control" and "total compensation" are defined below:

  (a)
  "Good reason" means, without Employee's written consent, the occurrence of any of the following circumstances unless such circumstances are fully corrected within 30 days after Employee notifies the Company in writing of the existence of such circumstances as hereinafter provided:

  i.
  the assignment to Employee of any duties, functions or responsibilities other than those contemplated by the employment agreement or materially inconsistent with the position with the Company that Employee held immediately prior to the assignment of such duties or responsibilities or any adverse alteration in the nature or status of Employee's responsibilities or the condition of Employee's employment from those contemplated in the employment agreement;

  ii.
  a reduction by the Company in Employee's total compensation or as it may be increased from time to time, except for across-the-board salary reductions similarly affecting all management personnel of the Company;

  iii.
  the relocation of the Company's headquarters to a location more than fifty miles from its current location in Columbia, South Carolina, or the Company's requiring Employee to be based anywhere other than the Company's offices at such location, except for required travel on Company business;

  iv.
  the failure by the Company to pay Employee any portion of Employee's compensation within the time guidelines established pursuant to standard Company policies, or any other material breach by the Company of any other material provision of the employment agreement; or

  v.
  the giving of notice by the Company of non-renewal of the employment agreement.

  (b)
  "Cause" generally means: (A) the repeated failure of Employee to perform his responsibilities and duties; (B) the commission of an act by Employee constituting dishonesty or fraud against the Company or the Bank; (C) being charged with a felony; (D) habitual absenteeism; (E) Employee is determined to have been on the job while under the influence of alcohol, unauthorized or illegal drugs, prescription drugs that have not been prescribed for the Employee, or other substances that have the potential to impair the Employee's judgment or performance; (F) the commission of an act by Employee involving gross negligence or moral turpitude that brings the Company or any of its affiliates into public disrepute or disgrace or causes material harm to the customer relations, operations or business prospects of the Company or its affiliates; (G) bringing firearms or weapons into the workplace; (H) the Employee's failure to comply with policies, standards, and regulations of Company; (I) the Employee's engagement in conduct which is in material contravention of any federal, state or local law or ordinance other than a minor offense which does not reflect or impact upon the Employer or Bank; (J) the Employee's engagement in conduct which is unbecoming to or inconsistent with the duties and responsibilities of a member of management of the Employer; or (K) the Employee engaging in sexual or other form of illegal harassment.

  (c)
  "Disability" means disability suffered by Employee for a continuous period of at least three months or any impairment of mind or body that is likely to result in a disability of Employee for more than six months during any twelve-month period.

  (d)
  "Change of Control" means the occurrence of one of the following:

  i.
  A change in ownership of the Company occurs on the date that any one person, or more than one person acting as a group (as determined in Paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3), acquires ownership of more than 50% of the total fair market value or total voting power of the Company or Bank other than (A) with respect to the Bank, the Company (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) employee or a group of persons including Employee, and (D) an underwriter or group of underwriters owning shares of common voting stock in connection with a bona fide public offering of such shares and the sale of such shares to the public;

  ii.
  A change in the effective control of the Company occurs on the date that (a) a person, or more than one person acting as a group (as determined in Paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3), acquires ownership (or having acquired during the 12-month period ending on the date of his most recent acquisition) of 30% or more of the total voting power of the stock of the Company or Bank, or (b) a majority of the members of the Company's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's board of directors prior to the date of appointment or election, provided that the Company is a corporation for which there is no majority shareholder.

  iii.
  A change in the ownership of a substantial portion of the Company's assets occurs on the date that any one person, or more than one person acting as a group (as determined in Paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3), acquires (or having acquired during the 12-month period ending on the date of his most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition. For purposes of this provision, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

    This definition of Change in Control is intended to fully comply with the definition of a change in control event as set forth in Treasury Regulation Section 1.409A-3(i)(5).

  (e)
  "Total Compensation" for each named executive officer includes the employee's base salary, the greater of the employee's annual bonus for the fiscal year preceding the year in which the executive's employment terminates or the average bonus for the five years preceding the year of termination and the amount the Company contributes toward the employee's health and dental insurance premiums. For Mr. Hill, total compensation also includes the value associated with the personal use of a company-owned automobile and reimbursement for country club dues and other such dues and fees as may be approved by the board.

        The following table outlines certain differences between each agreement:

Name	Base Salary	Change in Control Payout Multiple	Non-Compete Period (Months)
Robert R. Hill, Jr.	$520,000	.99 times	24
John C. Pollok	$335,000	2.5 times	24
John F. Windley	$275,000	2 times	18
Joseph E. Burns	$265,000	2 times	12
Renee Brooks	$225,000	2 times	12

        Mr. Pickett terminated his employment with SCBT effective March 21, 2012. Pursuant to the terms of his employment and noncompetition agreement, Mr. Pickett received a cash severance payment in the amount of $192,459 in connection with his termination. A separate noncompetition agreement was in force following termination of Mr. Pickett's employment which ended on December 31, 2012. The Company has no further obligation to Mr. Pickett.

        Mr. Hill is the only named executive officer entitled to receive compensation for his non-compete agreement with the Company. His non-compete agreement is set for a 24 month period starting on the termination date. He would be entitled to two years of his Total Compensation package, as defined in the Total Compensation definition (Item e) above, paid in two equal lump sums, the first at time of termination and the second on the first anniversary of termination. Should he violate any of the covenants listed in the noncompetition agreement, no payments that are still due will be paid and the Company has the right to secure an injunction for damages to recover any previous payments made under the agreement.

        On January 22, 2009, the Company established an equity based retirement benefit represented by grants of restricted stock to Messrs. Hill, Pollok and Burns. The are intended to closely align the interests of these executives with the long-term profitability of the Bank, the Company and its shareholders. Each restricted stock grant vests on December 31 of each year with final vesting at the end of the month in which the executive reaches his retirement age of 60 years old. Mr. Hill was granted 30,780 shares of restricted stock with final vesting on October 31, 2026. Mr. Pollok was granted 28,265 shares of restricted stock with final vesting on October 31, 2025. Mr. Burns was granted 10,555 shares of restricted stock with final vesting on August 31, 2019. The fair value per share of the stock granted was $27.57 on January 22, 2009.

        The Company has individual SERP, by and between the Bank and John F. Windley and also certain other executives who are not NEOs. Although benefits under the SERP arrangements are defined for retirement and early retirement, we do not present these payout estimates in the following tables. None of the named executive officers would be eligible to receive such payments due to the age of the officers on December 31, 2012. The earliest a retirement benefit could be provided to any of the current named executive officers—currently Mr. Windley—would be in 2018.

        The following tables provide the potential payments upon termination for all relevant scenarios as of December 31, 2012.

Robert R. Hill, Jr.

        The following table describes the potential payments upon termination for various reasons for Robert R. Hill, Jr., the Company's Chief Executive Officer.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Voluntary Termination by Employee for Good Reason (not CIC related) (2)	Involuntary Termination by Company w/out Cause (2)	Involuntary Termination by Company For Cause (3)	Termination in the Event of Disability (4)	Termination in the Event of Death (5)	Qualifying Termination Following a Change in Control (6)
Robert R. Hill, Jr.
Compensation
Cash Severance	$0	$520,000	$520,000	$0	$520,000	$520,000	$841,280
Noncompete Payments	$1,699,556	$1,699,556	$1,699,556	$0	$0	$0	$1,699,556
Intrinsic Value of Unvested Stock Options	$0	$0	$0	$0	$207,184	$207,184	$207,184
Intrinsic Value of Unvested Restricted Stock	$0	$0	$0	$0	$686,716	$686,716	$686,716

Benefits & Perquisites
Equity Based Retirement Benefit(7)	$0	$0	$0	$0	$959,338	$959,338	$959,338
Medical & Dental Insurance	$11,510	$17,266	$17,266	$0	$5,755	$11,510	$17,208
Company Car and Club Dues	$9,149	$13,723	$13,723	$0	$4,574	$4,574	$13,677
Tax Gross Up(8)	$0	$0	$0	$0	$0	$0	$0

Total Benefit before Repayments	$1,720,215	$2,250,544	$2,250,544	$0	$2,383,568	$2,389,323	$4,424,960

Retention Bonus Repayment(9)	$(42,689)	$0	$0	$(42,689)	$0	$0	$0

Total Benefit	$1,677,526	$2,250,544	$2,250,544	$(42,689)	$2,383,568	$2,389,323	$4,424,960

(1)
The Executive is entitled to Base Salary through the date of termination and payment of Total Compensation for noncompetition for two years. Total compensation consists of base salary, the greater of the average prior five year bonuses or the last year prior bonus, annual medical & dental benefits, and club memberships, auto allowance, and the expense of attending conferences/meetings in the past 12 months.

(2)
The Company shall continue to pay to the Executive his Total Compensation for a period of 12 months in accordance with the Company's customary payroll practices. The Executive will also receive payment for noncompetition.

(3)
The Company shall have no further obligation to the Executive. The noncompetition agreement will be in force for a period of 12 months with no payments due to the Executive.

(4)
The Company shall continue to pay to the Executive his Total Compensation for a period of 12 equal monthly instalments or in a lump sum as determined by the board. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares.

(5)
The Company will pay to the beneficiary of the Executive an amount equal to 12 months' Total Compensation in equal monthly instalments or in a lump sum as determined by the board. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares.

(6)
The Company (or its successors) shall pay in one lump sum to the Executive, or his beneficiary in the event of his subsequent death, an amount equal to .99 times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. In addition, the Executive will also be paid under his noncompetition agreement. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. The value of Option Awards is based on the difference between the current market price as of December 31, 2012 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards is based on the market price of $40.18 as of December 31, 2012.

(7)
Mr. Hill's SERP was replaced in January 2009 with a grant of restricted stock which is intended to provide similar economic benefit to Mr. Hill and more closely align his interests with the long-term profitability of the Company and its shareholders.

(8)
Per Mr. Hill's Employment Agreement dated September 30, 1999, in the event of a Change in Control, Mr. Hill is entitled to receive an additional payment (a "Gross-Up Payment") in an amount equal to the federal, state and local income and excise tax imposed by Section 4999 of the Internal Revenue Code. It is not expected that Mr. Hill would require a Gross-Up Payment in the event of a Change in Control on December 31, 2012.

(9)
The Company provided a cash retention bonus to Mr. Hill in March 2010. If the Executive is terminated by the Company for Cause or the Executive terminates his employment other than for Good Reason, the Executive will repay all of the bonus for termination prior to the first anniversary, two-thirds of the bonus prior to the second anniversary, and one-third of the bonus prior to the third anniversary of the agreement.

John C. Pollok

        The following table describes the potential payments upon termination for various reasons for John C. Pollok, the Company's Chief Financial Officer and Chief Operating Officer.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Involuntary Termination by Company w/out Cause (2)	Involuntary Termination by Company For Cause (1)	Termination in the Event of Disability (3)	Termination in the Event of Death (3)	Qualifying Termination Following a Change in Control (4)
John C. Pollok
Compensation
Cash Severance	$0	$167,500	$0	$0	$0	$1,374,700
Intrinsic Value of Unvested Stock Options	$0	$0	$0	$127,041	$127,041	$127,041
Intrinsic Value of Unvested Restricted Stock	$0	$0	$0	$445,235	$445,235	$445,235

Benefits & Perquisites
Equity Based Retirement Benefit(6)	$0	$0	$0	$865,879	$865,879	$865,879
Medical & Dental Insurance	$0	$2,878	$0	$0	$0	$14,388
Tax Gross Up(5)	$0	$0	$0	$0	$0	$893,064

Total Benefit before Repayments	$0	$170,378	$0	$1,438,154	$1,438,154	$3,720,306
Retention Bonus Repayment(7)	$(19,832)	$0	$(19,832)	$0	$0	$0
Total Benefit	$(19,832)	$170,378	$(19,832)	$1,438,154	$1,438,154	$3,720,306

(1)
The Company shall have no further obligation to the Executive. A noncompetition agreement will be in force for a period of 24 months with no payment due to the Executive.

(2)
The Company shall pay to the Executive his Base Salary for six months following his termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of 6 months.

(3)
Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares.

(4)
The Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two and one-half times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. The value of Option Awards is based on the difference between the current market price as of December 31, 2012 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards is based on the market price of $40.18 as of December 31, 2012.

(5)
The Company believes that the structure and timing of Mr. Pollok's payments upon a change in control as of December 31, 2012 would have caused the payments or distributions to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. The amount included here is the excise tax which he would receive from the Company on an after-tax basis equal to the federal, state and local income and excise tax imposed.

(6)
Mr. Pollok's SERP was replaced in January 2009 with a grant of restricted stock which is intended to provide similar economic benefit to Mr. Pollok and more closely align his interests with the long-term profitability of the Company and its shareholders.

(7)
The Company provided a cash retention bonus to Mr. Pollok in February 2010. If the Executive is terminated by the Company for Cause or the Executive terminates his employment other than for Good Reason, the Executive will repay all of the bonus for termination prior to the first anniversary, two-thirds of the bonus prior to the second anniversary, and one-third of the bonus prior to the third anniversary of the agreement.

John F. Windley

        The following table describes the potential payments upon termination for various reasons for John F. Windley, the President of the Bank.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Involuntary Termination by Company w/out Cause (2)	Involuntary Termination by Company For Cause (1)	Termination in the Event of Disability (3)	Termination in the Event of Death (3)	Qualifying Termination Following a Change in Control (4) (5)
John F. Windley
Compensation
Cash Severance	$0	$137,500	$0	$0	$0	$606,114
Intrinsic Value of Unvested Stock Options	$0	$0	$0	$85,453	$85,453	$85,453
Intrinsic Value of Unvested Restricted Stock	$0	$0	$0	$315,534	$315,534	$315,534

Benefits & Perquisites
Supplemental Non-Qualified Pension(6)	$308,044	$308,044	$0	$513,457	$742,880	$649,608
Medical & Dental Insurance	$0	$2,388	$0	$0	$0	$9,551

Total Benefit before Repayments	$308,044	$447,932	$0	$914,443	$1,143,866	$1,666,259
Retention Bonus Repayment(7)	$(13,891)	$0	$(13,891)	$0	$0	$0
Total Benefit	$294,153	$447,932	$(13,891)	$914,443	$1,143,866	$1,666,259

(1)
The Company shall have no further obligation to the Executive other than the vested portion of the Supplemental Non-Qualified Pension. A noncompetition agreement will be in force for a period of 18 months with no payment due to the Executive.

(2)
The Company shall pay to the Executive his Base Salary for six months following his termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of 6 months.

(3)
Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares.

(4)
The Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. The value of Option Awards is based on the difference between the current market price as of December 31, 2012 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards is based on the market price of $40.18 as of December 31, 2012.

(5)
The benefit shall be reduced to the extent necessary to cause the aggregate present value of all payments in the nature of compensation to the executive not to exceed 2.99 times the base amount as defined per Code §280G. As a result of this benefit limit, the cash severance level was reduced from $843,620 to $606,114.

(6)
The amounts payable under the Supplemental Non-Qualified Pension are in accordance with a SERP that is targeted to pay $50,000 annually for 15 years to Mr. Windley at his normal retirement date. The following table provides the assumptions used to calculate the total benefit under each termination or retirement scenario. In the table above, we presented the present values of all benefits using a 1.14% discount rate (120% of mid-term semi-annual AFR as of December 2012):

Scenario	Payment Term	Annual Benefit	Total Benefit	Explanation of Calculation
Voluntary Termination by Employee Without Good Reason	15 years payable at normal retirement age	$11,855	$177,821	30% of $39,516, the present value of $50,000 (annual benefit) discounted using a 4% annual rate from normal retirement age times payment term.
Termination by Company Without Cause	15 years payable at normal retirement age	$11,855	$177,821	30% of $39,516, the present value of $50,000 (annual benefit) discounted using a 4% annual rate from normal retirement age times payment term.
Termination Due to Disability	15 years payable at normal retirement age	$39,516	$592,735	Present value at 12/31/12 of $50,000 annual benefit discounted using a 4% annual rate from normal retirement age.
Termination Due to Death	10 years payable at time of death + lump sum of $250,000	$50,000	$750,000	Termination due to death annual benefit times payment term plus additional lump sum of $250,000.
Termination Associated with a Change in Control	15 years payable at normal retirement age	$50,000	$750,000	The annual benefit of $50,000 times the payment terms.
(7)
The Company provided a cash retention bonus to Mr. Windley in February 2010. If the Executive is terminated by the Company for Cause or the Executive terminates his employment other than for Good Reason, the Executive will repay all of the bonus for termination prior to the first anniversary, two-thirds of the bonus prior to the second anniversary, and one-third of the bonus prior to the third anniversary of the agreement.

Joe E. Burns

        The following table describes the potential payments upon termination for various reasons for Joe E. Burns, the Company's Risk Officer.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Involuntary Termination by Company w/out Cause (2)	Involuntary Termination by Company For Cause (1)	Termination in the Event of Disability (3)	Termination in the Event of Death (3)	Qualifying Termination Following a Change in Control (4) (5)
Joe E. Burns
Compensation
Cash Severance	$0	$132,500	$0	$0	$0	$775,322
Intrinsic Value of Unvested Stock Options	$0	$0	$0	$75,732	$75,732	$75,732
Intrinsic Value of Unvested Restricted Stock	$0	$0	$0	$402,081	$402,081	$402,081

Benefits & Perquisites
Equity Based Retirement Benefit(6)	$0	$0	$0	$264,987	$264,987	$264,987
Medical & Dental Insurance	$0	$2,878	$0	$0	$0	$11,510

Total Benefit before Repayments	$0	$135,378	$0	$742,800	$742,800	$1,529,633
Retention Bonus Repayment(7)	$(11,210)	$0	$(11,210)	$0	$0	$0
Total Benefit	$(11,210)	$135,378	$(11,210)	$742,800	$742,800	$1,529,633

(1)
The Company shall have no further obligation to the Executive. A noncompetition agreement will be in force for a period of 12 months with no payment due to the Executive.

(2)
The Company shall pay to the Executive his Base Salary for 6 months following his termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of 6 months.

(3)
Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares.

(4)
The Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. The value of Option Awards is based on the difference between the current market price as of December 31, 2012 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards is based on the current market price of $40.18 as of December 31, 2012.

(5)
The benefit shall be reduced to the extent necessary to cause the aggregate present value of all payments in the nature of compensation to the executive not to exceed 2.99 times the base amount as defined per Code §280G. As a result of this benefit limit, the cash severance level was reduced from $778,400 to $775,322.

(6)
Mr. Burn's SERP was replaced in January 2009 with a grant of restricted stock which is intended to provide similar economic benefit to Mr. Burns and more closely align his interests with the long-term profitability of the Company and its shareholders.

(7)
The Company provided a cash retention bonus to Mr. Burns in February 2010. If the Executive is terminated by the Company for Cause or the Executive terminates his employment other than for Good Reason, the Executive will repay all of the bonus for termination prior to the first anniversary, two-thirds of the bonus prior to the second anniversary, and one-third of the bonus prior to the third anniversary of the agreement.

Renee Brooks

        The following table describes the potential payments upon termination for various reasons for Renee Brooks, the Company's Chief Administrative Officer.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Involuntary Termination by Company w/out Cause (2)	Involuntary Termination by Company For Cause (1)	Termination in the Event of Disability (3)	Termination in the Event of Death (3)	Qualifying Termination Following a Change in Control (4) (5)
Renee Brooks
Compensation
Cash Severance	$0	$225,000	$0	$0	$0	$333,878
Intrinsic Value of Unvested Stock Options	$0	$0	$0	$75,732	$75,732	$75,732
Intrinsic Value of Unvested Restricted Stock	$0	$0	$0	$280,818	$280,818	$280,818

Benefits & Perquisites Medical & Dental Insurance	$0	$5,755	$0	$0	$0	$11,510

Total Benefit before Repayments	$0	$230,755	$0	$356,550	$356,550	$701,938

(1)
The Company shall have no further obligation to the Executive. A noncompetition agreement will be in force for a period of 12 months with no payment due to the Executive.

(2)
The Company shall pay to the Executive her Base Salary for 12 months following her termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if she were an active employee for a period of 12 months.

(3)
Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares.

(4)
The Company (or its successors) shall pay the Executive, or her beneficiary in the event of his subsequent death, an amount equal to two times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. The value of Option Awards is based on the difference between the current market price as of December 31, 2012 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards is based on the current market price of $40.18 as of December 31, 2012.

(5)
The benefit shall be reduced to the extent necessary to cause the aggregate present value of all payments in the nature of compensation to the executive not to exceed 2.99 times the base amount as defined per Code §280G. As a result of this benefit limit, the cash severance level was reduced from $520,000 to $333,878.

 DIRECTOR COMPENSATION

        The Company uses a combination of cash and stock-based compensation to attract and retain qualified persons to serve on the Board of Directors. Directors are subject to a minimum share ownership requirement. Each director is required to directly own $100,000 in SCBT stock by the end of the third anniversary of the first election to the board of directors, and $150,000 in SCBT stock by the end of the sixth anniversary of the first election to the Board. Director compensation is recommended by the Compensation Committee after discussion with the compensation consultant and is approved by the Board of Directors, and is intended to provide an appropriate level of compensation to attract and retain qualified directors and is competitive with that of comparable financial institutions.

        For the fiscal year ended December 31, 2012, non-employee directors of the Company were paid $1,000 per regularly scheduled board meeting attended. The Company pays a quarterly cash retainer fee to each director. Directors who are also officers employed by the Company or the Bank do not receive fees or any other separate cash compensation for serving as a director. Members of the committees are paid additional compensation of $500, for each regularly scheduled meeting attended. The chair of the Audit, Compensation, and Governance Committees received $1,000, $1,000, and $750, respectively, per committee meeting attended in lieu of the corresponding amounts above. For special meetings, the director is paid at the same rates above, except for those attended via telephone and those are paid at 1/2 the regular rate.

        In May 2012, the Company awarded to each non-employee director serving at the time 930 shares of restricted stock except for 1,085 shares awarded to M. Oswald Fogle, Cynthia A. Hartley, Thomas E. Suggs, and John W. Williamson, III, who serve as the chair of the Audit, Compensation, Governance, and Wealth Management and Trust Committees, respectively. These awards were granted following the Company's annual shareholders' meeting and vested 25% per quarter over a period of one year from the date of grant. The Company intends to grant restricted stock awards annually to its non-employee directors in similar amounts and terms following the shareholders' meeting, under the authorization of the 2004 Stock Incentive Plan.

        Robert R. Horger, who serves as chairman of the Board of the Company, currently receives $107,525 annually for serving in that capacity. In addition, in January 2012, the Company granted to Mr. Horger 583 shares of restricted stock valued at $31.75 per share at the date of grant and 1,750 stock options at an exercise price per share of $31.75. The restricted stock cliff vests 100% at the end of four years and the stock options become exercisable in four equal annual installments over the four-year period following the date of grant.

        The following table sets forth the fees and all other forms of compensation paid to Chairman Horger and the Company's directors in 2012. Each component of compensation is discussed in further detail in the footnotes following the table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Robert R. Horger(6)	$107,525	$18,510	$20,214	$—	$7,856	$8,655	$162,760
Jimmy E. Addison	30,500	$30,923	—	—	—	400	61,823
Luther J. Battiste, III	29,500	$30,923	—	—	—	400	60,823
Robert H. Demere Jr.(9)	—	—	—	—	—	—	—
M. Oswald Fogle	37,250	$36,077	—	—	—	466	73,793
Dwight W. Frierson(7)	10,625	$—	—	—	—	39	10,664
Herbert G. Gray	29,500	$30,923	—	—	—	400	60,823
Cynthia A. Hartley	31,875	$36,076				472	68,423
Harry M. Mims, Jr.	30,000	$30,923	—	—	—	400	61,323
Ralph W. Norman	29,500	$30,923	—	—	—	400	60,823
Alton C. Phillips	29,500	$30,923	—	—	—	400	60,823
James W. Roquemore	30,000	$30,923	—	—	—	400	61,323
Thomas E. Suggs	31,250	$36,076	—	—	—	466	67,792
Susie H. VanHuss(8)	13,000	$—	—	—	—	466	13,466
Kevin P. Walker	29,250	$30,923	—	—	—	400	60,573
John W. Williamson, III	31,375	$36,076	—	—	—	466	67,917

(1)
Includes total compensation earned through salary (Chairman Horger only), Board fees, retainers and committee fees, whether paid or deferred. Refer to the Board of Directors and Committees section of this proxy statement for more information regarding committee membership and fees.

(2)
From time to time, the Company has awarded shares of restricted stock to its directors. All shares of restricted stock that were awarded to the non-employee directors during 2012 vest at 25% per calendar quarter over a period of four quarters. Each director generally has the right to vote restricted shares and to receive dividends paid on the shares prior to vesting. The market value of the shares is determined by the closing market price of the Company's common stock on the date of the grant ($31.75 on the dates of grant for Chairman Horger, and $33.25 on the date of grant for the remaining directors). The value of restricted stock grants shown above equals the grant date fair value in accordance with FASB ASC Topic 718.

(3)
These totals reflect the dollar amount of the grant date fair value of the option award, in accordance with FASB ASC Topic 718. The valuation assumptions for the Black-Scholes model used to value these option awards is found on page 37. The Black-Scholes price for the option awards granted to Mr. Horger on January 26, 2012 was $11.55 per option. The Board of Directors' total aggregate amount of stock options outstanding at December 31, 2012 was 46,539.

(4)
Includes the change in pension value of $7,856 and it includes the portion of income earned during the fiscal year in the nonqualified deferred compensation plan exceeding 120% of the applicable long-term federal rate ("AFR"). During 2012, nonqualified deferred compensation plan balances experienced an unrealized loss; therefore, there was no income exceeding 120% of the applicable long-term federal rate ("AFR").

(5)
Includes a $0.69 dividend ($0.17 for three quarters, ($0.18 for one quarter) on all unvested restricted stock grants outstanding at the time of the dividend. For Chairman Horger the amount includes an employer matching contribution to an employee savings plan and also life insurance premiums.

(6)
See discussion of Chairman Horger's compensation under Director Compensation on page 50 for further information.

(7)
Dwight W. Frierson did not stand for reelection April 2012.

(8)
Susie H. VanHuss retired from the Board of Directors in April 2012.

(9)
Robert H. Demere Jr. joined the Board of Directors in December 2012.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company's banking subsidiary has loan and deposit relationships with some of the directors of the Company and its subsidiary and loan, deposit, and fee-for-service relationships with some of the companies with which the directors are associated, as well as with some members of the immediate families of the directors. (The term "members of the immediate families" for purposes of this paragraph includes each person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, and brothers and sisters-in-law.) Such loan, deposit, or fee relationships were made in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and fee pricing as those prevailing at the time for comparable transactions with other persons not related to the lender, and did not, at the time they were made, involve more than the normal risk of collectability or present other unfavorable features.

        Robert R. Horger, Chairman of the Board of the Company, is a partner in the law firm of Horger, Barnwell & Reid, L.L.P., which SCBT, engaged, among other law firms, as counsel during 2012 and may engage during the current fiscal year. In 2012, the Company and Mr. Horger were involved in non-material related party transactions in that the Company made payments totaling approximately $40,000 to Horger, Barnwell & Reid, and L.L.P. This amount did not exceed either $200,000 or 5% of the law firm's gross revenue in accordance with NASDAQ standards.

        Thomas E. Suggs, a director, is President and Chief Executive Officer of Keenan & Suggs, Inc., an insurance brokerage and consulting firm that the Company used during 2012 and will use during the current fiscal year as an insurance broker for certain policies. In 2012, the Company made payments directly to either, Keenan & Suggs, Inc., as the Company's insurance placement agent, or directly to insurance carriers. Keenan & Suggs, Inc. recognized $217,000 in revenue (commission) from the Company as its insurance placement agent. The CFO at Keenan & Suggs, Inc. has verified the amount paid to Keenan & Suggs, Inc. was well below 5% of Keenan & Suggs, Inc.'s total gross revenue for 2012 as set forth by NASDAQ's independence requirements. Based on the facts, the Governance Committee and Board of Directors concluded that Mr. Suggs qualified as an independent director based on the NASDAQ requirements.

        During 2012, Herbert G. Gray received $9,000 in rent payments related to thirty-eight parking spaces at one of our branches on the coast of South Carolina. The governance committee has determined that Mr. Gray does qualify as an independent director and that the receipts his company obtained in this transaction are not a material related transaction as they are well below the 5% of gross revenue standards as established by NASDAQ.

        The Company has adopted a Conflict of Interest/Code of Ethics Policy that contains written procedures for reviewing transactions between the Company and its directors and executive officers, their immediate family members, and entities with which they have a position or relationship. These procedures are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer. This policy also requires the Company's bank subsidiary to comply with Regulation O, which contains restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests. Such extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and (ii) must not involve more than the normal risk of repayment or present other unfavorable features. The Conflict of Interest/Code of Ethics policy is located on the Company's website at www.scbtonline.com under Investor Relations.

        The Company annually requires each of its directors and executive officers to complete a directors' and officers' questionnaire that elicits information about related person transactions. The Company's Governance Committee, which consists entirely of independent directors, annually reviews all relationships and amounts disclosed in the directors' and officers' questionnaires, and the Board of

Directors makes a formal determination regarding each director's independence under NASDAQ Stock Market listing standards and applicable SEC rules.

        In addition, the Company's bank subsidiary is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. Each bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

        In addition to the annual review, the Company has appointed a corporate ethics officer to implement and monitor compliance with the Conflict of Interest/Code of Ethics Policy. The corporate ethics officer reports to the Company's general auditor who passes this information to the board's Audit Committee and Chief Executive Officer quarterly and also advises the Company's executive committee and management with respect to potential conflicts of interest. The related party transactions described above were approved by the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and executive officers are required to report periodically their ownership of the Company's stock and any changes in ownership to the SEC. Based on written representations made by these affiliates to the Company and a review of Forms 3, 4 and 5, it appears that all such reports for these persons were filed in a timely fashion in 2012.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Dixon Hughes Goodman LLP, certified public accountants, as the independent registered public accounting firm for the Company and its subsidiary for the current fiscal year ending December 31, 2013, subject to ratification by the Company's shareholders. Dixon Hughes Goodman LLP has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and its subsidiary except as independent registered auditors and certified public accountants of the Company. Representatives of Dixon Hughes Goodman LLP are expected to be at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

        The Audit Committee oversees the Company's financial reporting process, including internal controls, on behalf of the Board of Directors. The committee is composed of six directors of the Company, each of whom is independent as defined by the rules of The NASDAQ Stock Market applicable to directors who serve on the Audit Committee. The Audit Committee operates under an Audit Committee charter that complies with the requirements regarding Audit Committees established by the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and The NASDAQ Stock Market.

        Management has the primary responsibility for the Company's financial statements, internal controls, and financial reporting. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles and the conformity of the Company with maintaining internal controls over financial reporting as specified by the Sarbanes-Oxley Act of 2002.

        In the context of its responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2012 audited financial statements. The Audit Committee discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether the independent registered public accounting firm's provision of non-audit services, as set forth in the section entitled Audit and Other Fees below, is compatible with the auditor's independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2012 for filing with the SEC.

        This report is provided by the following independent directors, who comprise the Audit Committee:

M. Oswald Fogle, Chairman	Kevin P. Walker	Luther J. Battiste, III
Ralph W. Norman, Jr. Robert H. Demere Jr.	Herbert G. Gray	Alton C. Phillips

AUDIT AND OTHER FEES

        The Audit Committee selected Dixon Hughes Goodman LLP as the Company's Independent Registered Public Accounting Firm for the year ended December 31, 2012. Fees for professional services provided for the respective fiscal years ended December 31 are set forth below:

	2012	2011
Audit fees(1)	$648,720	$518,786
Audit related fees(2)	75,175	54,525
Tax fees(3)	57,825	60,775
All other fees(4)	—	—

	$781,720	$634,086

(1)
All fees related to the financial statement audit, audit of internal controls over financial reporting, and attesting to internal control over financial reporting in accordance with the Federal Deposit Insurance Corporation Improvement Act of 1991. In 2012, this also included opening balance sheet audit procedures over the assets and liabilities acquired in the acquisitions of People's Bancorporation, Inc. and The Savannah Bancorp.

(2)
Audit-related fees are for services rendered in connection with audits of the Company's employee benefit plans, required reports of compliance related to the Company's participation in certain HUD lending programs. In 2012, this also included consultations concerning acquisition accounting related to the Peoples Bancorporation, Inc. and The Savannah Bancorp mergers closed during 2012.

(3)
Tax fees are for services rendered primarily in connection with the preparation of federal and state income and bank tax returns, calculation of quarterly estimated income tax payment amounts and research associated with various tax-related issues that affect the Company.

(4)
There were no other fees billed during 2012 or 2011.

 Pre-Approval Policy

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. Under the policy, and in accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to one or more of its members. However, any member to whom such authority is delegated is required to report on any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services provided by Dixon Hughes Goodman LLP during 2012. None of the services were performed by individuals who were not employees of the independent registered public accounting firm.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

        The Company will mail to shareholders who request them, these proxy materials and/or a copy of its Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC. Further inquiries regarding the Form 10-K should be directed to: SCBT Financial Corporation, P.O. Box 1030, Columbia, South Carolina 29202, Attention: John C. Pollok, Chief Financial Officer and Chief Operating Officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No current or former officer, and no other member of the Compensation Committee, has directly or indirectly entered into any transactions with the Company of a nature that would be required to be disclosed in this proxy statement.

OTHER BUSINESS

        The Company does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01L2JD 7 1 B V + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2. Change of Address — Please print new address below. Comments — Please print your comments below. 1. Election of Directors: 01 - Jimmy E. Addison 04 - Harry M. Mims, Jr. 02 - Robert H. Demere, Jr. 05 - John C. Pollok 2. Proposal to ratify appointment of Dixon Hughes Goodman LLP, Certified Public Accountants, as SCBT Financial Corporation’s independent auditors for 2013. 3. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. IMPORTANT ANNUAL MEETING INFORMATION 03 - Robert R. Horger For Against Abstain For Withhold For Withhold For Withhold 06 - James W. Roquemore 07 - John W. Williamson, III 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK NNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext NNNNNNN 1 5 4 0 9 6 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T NNNNNNNNNNNNNNN C123456789 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 23, 2013. Vote by Internet Go to www.envisionreports.com/SCBT Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message

This Proxy is Solicited on Behalf of the Board of Directors for the 2013 Annual Meeting of Shareholders Robert R. Hill, Jr. and Renee R. Brooks, and each of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of SCBT Financial Corporation held of record by the undersigned on the record date at the annual meeting of shareholders to be held on April 23, 2013, and at any adjournment thereof. YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope. THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED “FOR” SUCH MATTER. (Items to be voted appear on the reverse.) . Proxy — SCBT Financial Corporation Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting The proxy statement and 2012 Annual Report to Shareholders (which includes our 2012 Annual Report on Form 10-K) are available at http://www.envisionreports.com/SCBT. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

QuickLinks

SCBT FINANCIAL CORPORATION 520 Gervais Street Columbia, South Carolina 29201
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS to be Held April 23, 2013
ANNUAL REPORT
REVOCATION OF PROXY
QUORUM AND VOTING
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 23, 2013
ACTIONS TO BE TAKEN BY THE PROXIES
SHAREHOLDER PROPOSALS AND COMMUNICATIONS
BENEFICIAL OWNERSHIP OF CERTAIN PARTIES
BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
ELECTION OF DIRECTORS
FAMILY RELATIONSHIPS
THE BOARD OF DIRECTORS AND COMMITTEES
Board Leadership Structure and Role in Risk Oversight
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE COMPENSATION
Cumulative 5-Year Shareholder Return
Average Pay Mix
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTIONS EXERCISES AND STOCK VESTED
PENSION BENEFITS
Supplemental Executive Retirement Plan
DEFERRED COMPENSATION PLAN
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
AUDIT AND OTHER FEES
Pre-Approval Policy
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
OTHER BUSINESS